REVOLVING CREDIT AGREEMENT

                            Dated as of April 7, 1997


                                      among


                                TEREX CORPORATION
                         and its Restricted Subsidiaries
                               (as defined herein)


                                       and
                The banks Listed on Schedule 1.1 Attached Hereto


                                       and


                   THE FIRST NATIONAL BANK OF BOSTON, as Agent

                                TABLE OF CONTENTS


Section 1DEFINITIONS AND RULES OF INTERPRETATION . . . . . . .-1-
     Section 2.1    Commitment to Lend . . . . . . . . . . . -21-
     Section 2.1    Commitment to Lend . . . . . . . . . . . -21-
     Section 2.2    Commitment Fee . . . . . . . . . . . . . -21-
          Section 2.3.1  Mandatory Reductions of
               Supplemental Liquidity Basket . . . . . . . . -21-
          Section 2.3.2  Optional Reduction of Total
               Commitment and Supplemental Liquidity Basket. -23-
          Section 2.3.3  Prepayment Premium. . . . . . . . . -23-
     Section 2.4    The Notes. . . . . . . . . . . . . . . . -23-
     Section 2.5    Interest on Loans. . . . . . . . . . . . -24-
     Section 2.6    Requests for Loans . . . . . . . . . . . -24-
     Section 2.7    Conversion Options . . . . . . . . . . . -25-
          Section 2.7.1  Conversion to Different Type of
                         Loan. . . . . . . . . . . . . . . . -25-
          Section 2.7.2  Continuation of Type of Loan. . . . -26-
          Section 2.7.3  Eurodollar Rate Loans . . . . . . . -26-
     Section 2.8    Funds for Loans. . . . . . . . . . . . . -26-
          Section 2.8.1  Funding Procedures. . . . . . . . . -26-
          Section 2.8.2  Advances by Agent . . . . . . . . . -27-
     Section 2.9    Settlements; Failure to Make Funds
                    Available. . . . . . . . . . . . . . . . -27-
     Section 2.10   Change in the Borrowing Bases. . . . . . -28-
     Section 2.11   Modification of Borrowing Base A . . . . -28-

Section 3REPAYMENT OF THE LOANS. . . . . . . . . . . . . . . -29-
     Section 3.1    Maturity . . . . . . . . . . . . . . . . -29-
     Section 3.2    Mandatory Repayments of Loans. . . . . . -29-
     Section 3.3    Optional Repayments of Loans . . . . . . -30-

Section 4LETTERS OF CREDIT . . . . . . . . . . . . . . . . . -31-
     Section 4.1    Letter of Credit Commitments . . . . . . -31-
          Section 4.1.1  Commitment to Issue Letters of
                         Credit. . . . . . . . . . . . . . . -31-
          Section 4.1.2  Letter of Credit Applications . . . -31-
          Section 4.1.3  Terms of Letters of Credit. . . . . -31-
          Section 4.1.4  Reimbursement Obligations of Banks. -31-
          Section 4.1.5  Participations of Banks . . . . . . -31-
     Section 4.2    Reimbursement Obligation of the
                    Borrowers. . . . . . . . . . . . . . . . -32-
     Section 4.3    Letter of Credit Payments. . . . . . . . -32-
     Section 4.4    Obligations Absolute . . . . . . . . . . -33-
     Section 4.5    Reliance by Issuer . . . . . . . . . . . -33-
     Section 4.6    Letter of Credit Fees. . . . . . . . . . -34-

Section 5CERTAIN GENERAL PROVISIONS. . . . . . . . . . . . . -34-
     Section 5.1    Closing Fee. . . . . . . . . . . . . . . -34-
     Section 5.2    Agent's Fee. . . . . . . . . . . . . . . -34-
     Section 5.3    Funds for Payments . . . . . . . . . . . -34-
          Section 5.3.1  Payments to Agent . . . . . . . . . -34-
          Section 5.3.2  No Offset, Et . . . . . . . . . . . -35-
     Section 5.4    Computations . . . . . . . . . . . . . . -35-
     Section 5.5    Inability to Determine Eurodollar Rate . -36-
     Section 5.6    Illegality . . . . . . . . . . . . . . . -36-
     Section 5.7    Additional Costs, Et . . . . . . . . . . -36-
     Section 5.8    Capital Adequacy . . . . . . . . . . . . -37-
     Section 5.9    Certificate. . . . . . . . . . . . . . . -38-
     Section 5.10   Indemnity. . . . . . . . . . . . . . . . -38-
     Section 5.11   Interest After Default . . . . . . . . . -39-
          Section 5.11.1 Overdue Amounts . . . . . . . . . . -39-
          Section 5.11.2 Amounts Not Overdue . . . . . . . . -39-
     Section 5.12   HLT Classification . . . . . . . . . . . -39-
     Section 5.13   Replacement Banks. . . . . . . . . . . . -40-
     Section 5.14   Concerning Joint and Several Liability
                    of the Borrowers . . . . . . . . . . . . -40-
     Section 5.15   Applicability of Credit Agreement. . . . -42-

Section 6COLLATERAL SECURITY . . . . . . . . . . . . . . . . -42-

Section 7REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . -42-
     Section 7.1    Corporate Authority. . . . . . . . . . . -42-
          Section 7.1.1  Incorporation; Good Standing. . . . -42-
          Section 7.1.2  Authorization . . . . . . . . . . . -42-
          Section 7.1.3  Enforceability. . . . . . . . . . . -42-
     Section 7.2    Governmental Approvals . . . . . . . . . -43-
     Section 7.3    Title to Properties; Leases. . . . . . . -43-
     Section 7.4    Financial Statements and Projections . . -43-
          Section 7.4.1  Financial Statements. . . . . . . . -43-
          Section 7.4.2  Projections . . . . . . . . . . . . -43-
     Section 7.5    No Material Changes, Etc . . . . . . . . -44-
     Section 7.6    Business . . . . . . . . . . . . . . . . -44-
     Section 7.7    Litigation . . . . . . . . . . . . . . . -45-
     Section 7.8    No Materially Adverse Contracts, Etc . . -45-
     Section 7.9    Compliance with Other Instruments, Laws,
                    Etc. . . . . . . . . . . . . . . . . . . -45-
     Section 7.10   Tax Status . . . . . . . . . . . . . . . -45-
     Section 7.11   No Event of Default. . . . . . . . . . . -46-
     Section 7.12   Holding Company and Investment Company
                    Acts . . . . . . . . . . . . . . . . . . -46-
     Section 7.13   Absence of Financing Statements, Etc . . -46-
     Section 7.14   Perfection of Security Interest. . . . . -46-
     Section 7.15   Certain Transactions . . . . . . . . . . -46-
     Section 7.16   Employee Benefit Plans . . . . . . . . . -46-
          Section 7.16.1 In General. . . . . . . . . . . . . -46-
          Section 7.16.2 Terminability of Welfare Plans. . . -47-
          Section 7.16.3 Guaranteed Pension Plans. . . . . . -47-
          Section 7.16.4 Multiemployer Plans . . . . . . . . -47-
     Section 7.17   Regulations U and X. . . . . . . . . . . -47-
     Section 7.18   Environmental Compliance . . . . . . . . -48-
     Section 7.19   Subsidiaries, Etc. . . . . . . . . . . . -49-
     Section 7.20   Bank Accounts. . . . . . . . . . . . . . -49-
     Section 7.21   Chief Executive Offices; Books and
                    Records. . . . . . . . . . . . . . . . . -49-
     Section 7.22   Disclosure . . . . . . . . . . . . . . . -49-
     Section 7.23   Fiscal Year. . . . . . . . . . . . . . . -50-
     Section 7.24   Acquisition Documents. . . . . . . . . . -50-

Section 8AFFIRMATIVE COVENANTS OF THE BORROWERS. . . . . . . -50-
     Section 8.1    Punctual Payment . . . . . . . . . . . . -50-
     Section 8.2    Maintenance of Office. . . . . . . . . . -50-
     Section 8.3    Records and Accounts . . . . . . . . . . -50-
     Section 8.4    Financial Statements, Certificates and
                    Information. . . . . . . . . . . . . . . -50-
     Section 8.5    Notices. . . . . . . . . . . . . . . . . -53-
          Section 8.5.1  Defaults. . . . . . . . . . . . . . -53-
          Section 8.5.2  Environmental Events. . . . . . . . -53-
          Section 8.5.3  Notification of Claim against
                         Collateral. . . . . . . . . . . . . -53-
          Section 8.5.4  Notice of Litigation and Judgments. -53-
     Section 8.6    Corporate Existence; Maintenance of
                    Properties . . . . . . . . . . . . . . . -53-
     Section 8.7    Insurance. . . . . . . . . . . . . . . . -54-
     Section 8.8    Taxes. . . . . . . . . . . . . . . . . . -54-
     Section 8.9    Inspection of Properties and Books, Etc. -54-
          Section 8.9.1  General . . . . . . . . . . . . . . -54-
          Section 8.9.2  Collateral Reports. . . . . . . . . -55-
          Section 8.9.3  Appraisals. . . . . . . . . . . . . -55-
          Section 8.9.4  Communications with Accountants . . -55-
     Section 8.10   Compliance with Laws, Contracts,
                    Licenses, and Permits. . . . . . . . . . -55-
     Section 8.11   Employee Benefit Plans . . . . . . . . . -56-
     Section 8.12   Use of Proceeds. . . . . . . . . . . . . -56-
     Section 8.13   Deposit Accounts . . . . . . . . . . . . -56-
     Section 8.14   Additional Borrowers . . . . . . . . . . -56-
     Section 8.15   Further Assurances . . . . . . . . . . . -57-

Section 9CERTAIN NEGATIVE COVENANTS OF THE BORROWERS . . . . -57-
     Section 9.1    Restrictions on Indebtedness . . . . . . -57-
     Section 9.2    Restrictions on Liens. . . . . . . . . . -58-
     Section 9.3    Restrictions on Investments. . . . . . . -60-
     Section 9.4    Distributions. . . . . . . . . . . . . . -62-
     Section 9.5    Merger, Consolidation and Disposition of
                    Assets . . . . . . . . . . . . . . . . . -62-
          Section 9.5.1  Mergers and Acquisitions. . . . . . -62-
          Section 9.5.2  Disposition of Assets . . . . . . . -62-
     Section 9.6    Compliance with Environmental Laws . . . -63-
     Section 9.7    Employee Benefit Plans . . . . . . . . . -63-
     Section 9.8    Bank Accounts. . . . . . . . . . . . . . -63-
     9.9  Business Activities. . . . . . . . . . . . . . . . -64-
     Section 9.10   Change of Chief Executive Office or
                    Corporate Name . . . . . . . . . . . . . -64-
     Section 9.11   Fiscal Year. . . . . . . . . . . . . . . -64-
     Section 9.12   Transactions with Affiliates . . . . . . -64-
     Section 9.13   Note Indenture; Preferred Stock. . . . . -64-

Section 10FINANCIAL COVENANTS OF THE BORROWERS . . . . . . . -65-
     Section 10.1   Cash Flow Coverage Ratio . . . . . . . . -65-
     Section 10.2   Capital Expenditures . . . . . . . . . . -66-

Section 11CLOSING CONDITIONS . . . . . . . . . . . . . . . . -66-
     Section 11.1   Loan Documents; Acquisition Documents. . -66-
     Section 11.2   Certified Copies of Charter Documents. . -66-
     Section 11.3   Corporate Action . . . . . . . . . . . . -66-
     Section 11.4   Incumbency Certificates. . . . . . . . . -66-
     Section 11.5   Validity of Liens. . . . . . . . . . . . -67-
     Section 11.6   Perfection Certificates and UCC Search
                    Results. . . . . . . . . . . . . . . . . -67-
     Section 11.7   Certificates of Insurance. . . . . . . . -67-
     Section 11.8   Agency Agreements. . . . . . . . . . . . -67-
     Section 11.9   Borrowing Base Reports . . . . . . . . . -67-
     Section 11.10  Certain Reports. . . . . . . . . . . . . -67-
     Section 11.11  Financial Condition; Solvency
                    Certificate. . . . . . . . . . . . . . . -68-
     Section 11.12  Opinions of Counsel. . . . . . . . . . . -68-
     Section 11.13  Payment of Fees. . . . . . . . . . . . . -68-
     Section 11.14  Payoff Letter. . . . . . . . . . . . . . -68-
     Section 11.15  Loan Request; Disbursement Instructions. -68-
     Section 11.16  Closing Certificate. . . . . . . . . . . -69-
     Section 11.17  Closing of Acquisition . . . . . . . . . -69-
     Section 11.18  Commercial Finance Exam and Appraisal. . -69-
     Section 11.19  Excess Availability. . . . . . . . . . . -69-

Section 12CONDITIONS TO ALL BORROWINGS . . . . . . . . . . . -69-
     Section 12.1   Representations True; No Event of
                    Default. . . . . . . . . . . . . . . . . -69-
     Section 12.2   No Legal Impediment. . . . . . . . . . . -70-
     Section 12.3   Governmental Regulation. . . . . . . . . -70-
     Section 12.4   Proceedings and Documents. . . . . . . . -70-
     Section 12.5   Borrowing Base Reports . . . . . . . . . -70-

Section 13EVENTS OF DEFAULT; ACCELERATION; ETC . . . . . . . -70-
     Section 13.1   Events of Default and Acceleration . . . -70-
     Section 13.2   Termination of Commitments . . . . . . . -74-
     Section 13.3   Remedies . . . . . . . . . . . . . . . . -74-
     Section 13.4   Distribution of Collateral Proceeds. . . -75-

Section 14SETOFF . . . . . . . . . . . . . . . . . . . . . . -75-

Section 15THE AGENT. . . . . . . . . . . . . . . . . . . . . -76-
     Section 15.1   Authorization. . . . . . . . . . . . . . -76-
     Section 15.2   Employees and Agents . . . . . . . . . . -77-
     Section 15.3   No Liability . . . . . . . . . . . . . . -77-
     Section 15.4   No Representations . . . . . . . . . . . -77-
     Section 15.5   Payments . . . . . . . . . . . . . . . . -78-
          Section 15.5.1 Payments to Agent . . . . . . . . . -78-
          Section 15.5.2 Distribution by Agent . . . . . . . -78-
          Section 15.5.3 Delinquent Banks. . . . . . . . . . -78-
     Section 15.6   Holders of Notes . . . . . . . . . . . . -78-
     Section 15.7   Indemnity. . . . . . . . . . . . . . . . -79-
     Section 15.8   Agent as Bank. . . . . . . . . . . . . . -79-
     Section 15.9   Resignation. . . . . . . . . . . . . . . -79-
     Section 15.10  Notification of Defaults and Events of
                    Default. . . . . . . . . . . . . . . . . -79-
     Section 15.11  Duties in the Case of Enforcement. . . . -79-

Section 16EXPENSES . . . . . . . . . . . . . . . . . . . . . -80-

Section 17INDEMNIFICATION. . . . . . . . . . . . . . . . . . -80-

Section 18SURVIVAL OF COVENANTS, ETC . . . . . . . . . . . . -81-

Section 19ASSIGNMENT AND PARTICIPATION . . . . . . . . . . . -82-
     Section 19.1   Conditions to Assignment by Banks. . . . -82-
     Section 19.2   Certain Representations and Warranties;
                    Limitations; Covenants . . . . . . . . . -82-
     Section 19.3   Register . . . . . . . . . . . . . . . . -83-
     Section 19.4   New Notes. . . . . . . . . . . . . . . . -84-
     Section 19.5   Participations . . . . . . . . . . . . . -84-
     Section 19.6   Disclosure . . . . . . . . . . . . . . . -84-
     Section 19.7   Assignee or Participant Affiliated with
                    the Borrowers. . . . . . . . . . . . . . -85-
     Section 19.8   Miscellaneous Assignment Provisions. . . -85-
     Section 19.9   Assignment by Borrowers. . . . . . . . . -85-
     Section 19.10  FNBB Syndication . . . . . . . . . . . . -85-

Section 20NOTICES, ETC . . . . . . . . . . . . . . . . . . . -86-

Section 21GOVERNING LAW. . . . . . . . . . . . . . . . . . . -86-

Section 22HEADINGS . . . . . . . . . . . . . . . . . . . . . -87-

Section 23COUNTERPARTS . . . . . . . . . . . . . . . . . . . -87-

Section 24ENTIRE AGREEMENT, ETC. . . . . . . . . . . . . . . -87-

Section 25WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . -87-

Section 26CONSENTS, AMENDMENTS, WAIVERS, ETC . . . . . . . . -87-

Section 27SEVERABILITY . . . . . . . . . . . . . . . . . . . -88-



EXHIBITS:

Exhibit A  Form of Note
Exhibit B-1 Form of Borrowing Base A Report Exhibit B-2 Form of Borrowing Base B Report Exhibit C Form of Loan Request Exhibit D Form of Compliance Certificate Exhibit E Form of Security Agreement Exhibit F Form of Instrument of Adherence Exhibit G Form of Assignment and Acceptance

SCHEDULES:

Schedule 1 Banks; Commitment Amounts; Commitment Percentages;
           Lending Offices
Schedule 1.2   Restricted Subsidiaries
Schedule 7.3   Title to Properties
Schedule 7.7   Litigation
Schedule 7.10  Tax Matters
Schedule 7.18  Environmental Matters
Schedule 7.19  Subsidiaries; Joint Ventures
Schedule 7.20  Bank Accounts
Schedule 7.21  Chief Executive Offices; Federal Employer
Identification Numbers
Schedule 9.1   Existing Indebtedness
Schedule 9.2   Existing Liens
Schedule 9.3   Existing Investments
Schedule 11.12 Opinion Matters

                           REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT is made as of April 7, 1997, by and among TEREX CORPORATION ("TEREX"), each of its Restricted Subsidiaries (as defined below), the lending institutions listed on Schedule 1.1 attached hereto and THE FIRST NATIONAL BANK OF BOSTON, as agent for itself and such other lending institutions.


     Section 1 DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. A Borrower's now owned and hereafter acquired rights to payment for the prior, concurrent or future sale, lease or other disposition of Inventory or rendition of services, whether or not evidenced by an instrument or chattel paper and whether or not earned by performance, except to the extent that any such right to payment arises from the rendition by a Borrower to any of its Subsidiaries or any other Borrower or any of its Subsidiaries, of management services, accounting services, administrative services or other services unrelated to the sale, lease or other disposition of Inventory and not directly related to the manufacture or maintenance of Inventory, as recorded on books of account in accordance with generally accepted accounting principles.

         Acquisition. The acquisition by Terex of all of the outstanding capital stock of certain Subsidiaries of the Sellers pursuant to the terms of the Acquisition Documents.

         Acquisition Documents. The Agreement of Purchase and Sale, dated as of February 24, 1997, among the Sellers, Simon Engineering plc and Terex, and all agreements and documents required to be entered into or delivered pursuant to such Agreement of Purchase and Sale or in connection with the Acquisition.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrowers pursuant to Section 8.4(d) hereof.

         Affected Bank.  See Section 5.13 hereof.

         Affiliate. Any Person that would be considered to be an affiliate of a Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

         Agency Agreements. The agency agreements (a) which were entered into by a Borrower with certain of its collection banks on or prior to the date hereof, and (b) which are entered into by a Borrower with collection banks selected by such Borrower after the date hereof and which are reasonably satisfactory in form and substance to the Agent, in each case as such agreements may be amended and in effect from time to time.


         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. The First National Bank of Boston acting as agent for the Banks.

         Agent's Fee.  See Section 5.2 hereof.

         Agent's Fee Letter.  See Section 5.1 hereof.

         Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin with respect to Base Rate Loans, Eurodollar Rate Loans and Letter of Credits Fees shall be the Applicable Margin set forth below with respect to the Fixed Charge Coverage Ratio of Terex and its Subsidiaries, as determined at the end of the fiscal quarter of Terex and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period for the four consecutive fiscal quarters of Terex and its Subsidiaries ending on such date:

     Fix Charge
   Coverage Ratio        Base Rate Loans    Rate Loans   Credit Fees
   --------------        ---------------    ----------   -----------

greater than or equal to
1.00 to 1.00 but less
than 1.10 to 1.00               1.50%          3.00%       2.50%

greater than or equal to
1.10 to 1.00 but less
than 1.25 to 1.00               1.25%          2.75%       2.25%

greater than or equal to
1.25 to 1.00 but less
than 1.50 to 1.00               1.00%          2.50%       2.00%

greater than or equal to
1.50 to 1.00 but less
than 1.75 to 1.00               0.75%          2.25%       1.75%

greater than or equal to
1.75 to 1.00                    0.50%          2.00%       1.50%

         Notwithstanding the foregoing, (a) the Applicable Margin for Base Rate Loans, Eurodollar Rate Loans and Letter of Credit Fees during the period commencing on the Closing Date through the earlier to occur of the first
Adjustment Date following (i) the receipt by the Banks of the 1997 audited financial statements of Terex and its Subsidiaries pursuant to Section 8.4(a) hereof, and (ii) the reduction of the Supplemental Liquidity Basket to zero, shall be the Applicable Margin set forth above opposite the Fixed Charge Coverage Ratios greater than or equal to 1.25 to 1.00 but less than 1.50 to 1.00, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to Section 8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         Assignment and Acceptance.  See Section 19.1 hereof.

         Availability Reserves. As of any date of determination, such amounts as the Agent may from time to time establish and revise in good faith, after written notice to the Borrowers setting forth in reasonable detail the change in the Availability Reserves and the reasons therefor, reducing the amount of Loans and Letters of Credit which would otherwise be available to the Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Agent or the Banks in good faith, do or may (i) adversely affect either (A) any Collateral, the rights of the Agent or the Banks in any Collateral of any Borrower or any other property which is security for the Obligations or its value or (B) the security interests and other rights of the Agent or the Banks in the Collateral of any Borrower
(including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the assets (other than any Collateral) or business of any Borrower, (b) to reflect the good faith belief of the Agent or the Banks that any collateral report or financial information furnished by or on behalf of any Borrower to the Agent or the Banks is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which the Agent or the Banks determine in good faith constitutes a Default or an Event of Default.

         Balance Sheet Date.  December 31, 1996.

         Banks. FNBB and the other lending institutions listed on Schedule 1.1 attached hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19 hereof.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         Borrower(s). Terex and its Restricted Subsidiaries which are parties to this Credit Agreement.

         Borrowing Base A. Subject to Section 2.11 hereof, at the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to
Section 8.4(f) hereof, which is equal to the sum of:

               (a) 85.00% of Eligible A Accounts Receivable of the Borrowers for which invoices have been issued and are payable; plus

               (b) 60.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible A Inventory of the Borrowers consisting of finished goods; plus

               (c) 45.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible A Inventory of the Borrowers consisting of raw materials and parts; minus

               (d)  the Availability Reserves.

         Borrowing Base B. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 8.4(h) hereof, which is equal to the sum of:

               (a) 85.00% of Eligible B Accounts Receivable of Terex and its Subsidiaries on a consolidated basis for which invoices have been issued and are payable; plus

               (b)  50.00% of the aggregate cost of Eligible B
Inventory of Terex and its Subsidiaries on a consolidated basis;
minus

               (c)   $2,500,000.

         Borrowing Base Report. A Borrowing Base Report signed by the President, the Chief Financial Officer or a treasurer or controller of Terex, on behalf of itself and each of the other Borrowers, with respect to Borrowing Base A or Borrowing Base B and in substantially the form of Exhibit B-1 or Exhibit B-2, as applicable, attached hereto.

         Borrowing Bases.  Collectively, Borrowing Base A and
Borrowing Base B.

         Business Day. Any day on which banking institutions in Boston, Massachusetts and New York City, New York are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid by a Person in connection with the purchase by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See Section 7.18 hereof.

         Closing  Date.  The  first  date on which the  conditions  set forth in
Section 11 hereof have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

         Code.  The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrowers that are subject to the security interests and mortgages created by the Security Documents.

         Commitment. The agreement of each Bank, subject to the terms and conditions of this Credit Agreement, to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Borrowers.

         Commitment  Amount.  With respect to each Bank, the amount set forth on
Schedule 1.1 attached hereto as the amount of such Bank's Commitment, as the same may be reduced from time to time; or if such Commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.1 attached hereto as such Bank's percentage of the Total Commitment.

         Common Stock Appreciation Rights Agreement.  The Common
Stock Appreciation Rights Agreement dated as of May 9, 1995, by and between Terex and United States Trust Company of New York, as rights agent.

         Compliance Certificate.  See Section 8.4(d) hereof.

         Congress Agreement.  That certain Loan and Security
Agreement, dated as of May 9, 1995, by and among Congress
Financial Corporation and Foothill Capital Corporation, Terex and certain of its Subsidiaries.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of a Person and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Cash Flow. With respect to any fiscal period, an amount equal to the sum of Consolidated Net Income of Terex and its Subsidiaries for such fiscal period, plus depreciation and amortization charges and non-cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52, in each case deducted in calculating Consolidated Net Income for such period, plus the aggregate amount of income tax expense deducted in calculating Consolidated Net Income for such period, plus the Consolidated Total Interest Expense of Terex and its Subsidiaries for such period, plus, without duplication, Non-Cash Charges for such period, minus the amount of decrease during such period of reserves created in connection with any Non-Cash Charges by virtue of cash payments, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Net Income. The consolidated net income (or deficit) of Terex and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by Terex and its Subsidiaries during such period on all Indebtedness of Terex and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees in connection with the borrowing of money, provided that (i) all fees (including the amortization thereof) payable in connection with the closing under this Credit Agreement, the repayment of amounts outstanding (including, without limitation, all fees) under the Congress Agreement and in connection with the redemption or repurchase of the Senior Secured Notes in accordance with Section
9.13 hereof, and (ii) the amortization of all non-cash charges taken in connection with the borrowing of money, shall be excluded.

         Conversion Request. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7 hereof.

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Default.  See Section 13.1 hereof.

         Delinquent Bank.  See Section 15.5.3 hereof.

         Discretionary Amount. As at any date of determination, an amount determined by the Agent in its sole and absolute discretion which shall not exceed $10,000,000 at any time and which amount shall not be more than $0.00 for more than ten (10) consecutive days.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any of the Borrowers, other than dividends payable solely in shares of common stock or Permitted Preferred Stock or rights of a Borrower to purchase common stock or Permitted Preferred Stock; the purchase, redemption, or other retirement of any shares of any class of capital stock of any of the Borrowers, directly or indirectly through a Subsidiary of the Borrower or otherwise other than those payable in shares of common stock or Permitted Preferred Stock or rights of a Borrower to purchase common stock or Permitted Preferred Stock; the return of capital by any of the Borrowers to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any of the Borrowers.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 attached hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section
2.7 hereof.

         Eligible A Accounts Receivable. With respect to any Borrower, the aggregate of the unpaid portions of Accounts Receivable of such Borrower (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that such Borrower reasonably and in good faith determines to be collectible;
(b) that are with account  debtors that (i) are not Affiliates of such Borrower,
(ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Majority Banks' reasonable judgment, creditworthy, as determined in good faith;
(c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than Permitted Liens; (e) in which the Agent has a valid and perfected security interest; (f) that are not outstanding for more than 120 days past the date of the respective original invoices therefor; (g) that are not outstanding for more than 60 days past the original due dates thereof; (h) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless such Borrower (i) has received a certificate of authority to do business and is in good standing in such state or
(ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (i) that are not due from any single account debtor if more than fifty percent (50%) of the aggregate amount of all Accounts Receivable owing from such account debtor to the Borrowers would otherwise not be Eligible A Accounts Receivable; (j) that are payable in Dollars; (k) that are not payable from an office outside of the United States unless such Accounts Receivable are backed by a letter of credit in an amount reasonably acceptable to the Agent or other credit support in form and substance reasonably satisfactory to the Agent; and (l) such Accounts Receivables of a single account debtor or its Affiliates do not constitute more than fifteen percent (15%) of all otherwise Eligible A Accounts Receivable (but the portion of such Accounts Receivable not in excess of such percentage may be deemed Eligible A Accounts Receivable).

         Eligible  A  Inventory.   With  respect  to  any  Borrower,   Inventory
consisting of, finished goods and raw materials and parts owned by such Borrower; provided that Eligible A Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by such Borrower, or of a type no longer sold by such Borrower, (b) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens, (c) which is not in the possession of such Borrower unless the Agent has received a waiver from the party in possession of such inventory in form and substance reasonably satisfactory to the Agent, (d) which is held by such Borrower on property leased by such Borrower, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance reasonably satisfactory to the Agent, (e) as to which appropriate Uniform Commercial Code financing statements showing such Borrower as debtor and the Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein, (f) which has been shipped to a customer of such Borrower regardless of whether such shipment is on a consignment basis, (g) which is not located within the United States of America, or (h) which the Majority Banks reasonably deem to be obsolete or not marketable.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Eligible B Accounts Receivable. With respect to Terex and each of its Subsidiaries, the aggregate of the unpaid portions of Accounts Receivable of such Person that (a) are not unpaid more than 90 days from the original due date thereof or more than 180 days after the date of the original invoice therefor;
(b) do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent; provided, however, that no Account Receivable where the debtor is a dealer of Inventory shall be deemed ineligible solely because such Person has a buy-back arrangement with such account debtor effective upon the termination of such account debtor as a dealer, but upon such termination such dealer's Accounts Receivable shall become ineligible; (c) the account debtor with respect to such Accounts Receivable has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions that may give rise to, any right of setoff against such Accounts Receivable; and (d) such account debtor is not Terex or an Affiliate of Terex; provided, further, that Eligible B Accounts Receivable shall not include any Accounts Receivable with respect to which the Banks have actual knowledge that such Accounts Receivable do not arise from the actual and bona fide sale and delivery of goods and rendition of services by Terex and its Subsidiaries.

         Eligible B Inventory. With respect to Terex and each of its Subsidiaries, all Inventory of such Person consisting of (a) finished goods held for resale in the ordinary course of business of any such Person, (b) work in process relating to goods to be held for resale in the ordinary course of business of any such Person, (c) parts held for resale or to be incorporated into any such finished goods, and (d) raw materials for such finished goods.

         Employee  Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws.  See Section 7.18(a) hereof.

         EPA.  See Section 7.18(b) hereof.

               Equity Securities. With respect to any corporation, partnership, trust, unincorporated association, joint venture, limited liability company, or other legal or business entity, all equity securities of such entity, including any (a) common or preferred stock, (b) limited or general partnership interests,
(c) options, warrants, or other legal rights to purchase or acquire any equity security, or (d) securities convertible into any equity securities.

         ERISA.  The Employee Retirement Income Security Act of
1974.

         ERISA Affiliate. Any Person which is treated as a single employer with Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 attached hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default.  See Section 13.1 hereof.

         Excess Availability. As at any date of determination, an amount equal to (a) the Maximum Availability on such date minus (b) the sum of (i) the aggregate amount of Loans outstanding on such date plus (ii) the Maximum Drawing Amount of all outstanding Letters of Credit and all Unpaid Reimbursement Obligations outstanding on such date.

         Excess Cash Flow. With respect to Terex and its Subsidiaries and any particular fiscal period, an amount equal to (a) the Consolidated Cash Flow for such period less (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) any mandatory reductions of the Supplemental Liquidity Basket during such period pursuant to Section 2.3.1(a) or Section 2.3.1(c) hereof, plus
(iii) the aggregate amount of Capital Expenditures made by Terex and its Subsidiaries during such period.

         Exchange Act. The Securities Exchange Act of 1934, as amended.

         Existing Lenders.  Collectively, Congress Financial
Corporation and Foothill Capital Corporation.

         Fixed Charge Coverage Ratio. As at any date of determination and with respect to Terex and its Subsidiaries, the ratio of (a) the Consolidated Cash Flow of Terex and its Subsidiaries for the fiscal period ending on such date minus the aggregate amount of Capital Expenditures made by Terex and its Subsidiaries during such fiscal period to (b) the Consolidated Interest Expense of Terex and its Subsidiaries for such fiscal period.

         Floor Plan Guaranty. The guarantee by any of the Borrowers of Indebtedness incurred by a franchise dealer or other purchaser or lessor for the purchase or lease of inventory manufactured or sold by such Borrower, the proceeds of which Indebtedness is used solely to pay the purchase price of inventory sold by such Borrower to such franchise dealer and any related fees and expenses (including finance fees); provided, that (a) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority lien on such inventory in favor of the holder of such Indebtedness, and (b) if such Borrower is required to make payment with respect to such guarantee, such Borrower will have the right to receive either (i) title to such inventory, (ii) a valid assignment of a first priority perfected lien in such inventory or (iii) the net proceeds of any resale of such inventory.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         generally accepted accounting principles. (a) When used in Section 10 hereof, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal period ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of Terex and its Subsidiaries reflected in its financial statements for the fiscal period ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of Terex and its Subsidiaries adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Hazardous Substances.  See Section 7.18(b) hereof.

         Hedging Obligations. With respect to any Borrower, the obligation of such Borrower under any of the following agreements or arrangements to the extent that the primary purpose thereof is reduction of risk to such Borrower of interest rate or foreign currency exchange rate fluctuations relating to its customary business and not interest rate or foreign currency speculation: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Borrower against fluctuations in interest rates and (c) foreign currency exchange agreements and other arrangement designed to protect such Borrower against fluctuations of foreign currency exchange rates.

         HLT Classification.  See Section 5.12 hereof.

         Immaterial Subsidiaries. As at any date of determination, those Subsidiaries of Terex which each have assets of less than $20,000,000.

         Indebtedness. With respect to any Person (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all obligations, contingent or otherwise, of such Person under bankers' acceptance and letter of credit facilities, (g) all obligations of such Person in respect of Hedging Obligations, (h) all Indebtedness of others guaranteed by such Person, including Floor Plan Guaranties, and (i) all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided however, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (i) the fair market value of such property at the time of determination and (ii) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, further, that (A) in the case of each of clauses (a), (b) and (c) above, the amount of such Indebtedness will be the amount that would appear as a liability on the balance sheet of such Person prepared in accordance with generally accepted accounting principles, and
(B) obligations of the Borrowers relating to existing or future common stock appreciation rights, including, without limitation, obligations evidenced by the Common Stock Appreciation Rights Agreement (as in effect on the date hereof) shall not be considered Indebtedness, but for purposes of Section 9 hereof, such obligations shall be treated as if such obligations constituted Indebtedness hereunder.

         Instrument of Adherence.  See Section 8.14 hereof.

         Intercreditor Agreement. The Intercreditor Agreement, dated or to be dated on or prior to the Closing Date, among the Banks, the Agent, the Trustee, in its capacity as collateral agent, and acknowledged by the Borrowers and in form and substance satisfactory to the Banks and the Agent.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar month which includes the Drawdown Date thereof and (b) as to any Eurodollar Rate Loan, the last day of the Interest Period of such Eurodollar Rate Loan.

         Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request
(i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, 1, 2, or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
         (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;
         (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;
         (C) if the  Borrowers  shall fail to give notice as provided in Section
2.7 hereof, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;
         (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and
         (E) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.
         Inventory. As to any Borrower, all now owned and hereafter acquired goods (including, without limitation, (a) goods in the possession of such Borrower or of a bailee or other Person for sale, storage, transit, processing, use or otherwise and (b) supplies, finished goods, parts and components) which are: (i) held for sale or lease, (ii) furnished or to be furnished under contracts of service, or (iii) raw materials, work-in-process and materials used or consumed in its business.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property (other than the disposition of assets permitted under Section 9.5.2 hereof) to, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit.  See Section 4.1.1 hereof.

         Letter of Credit Application. See Section 4.1.1 hereof.

         Letter of Credit Fees.  See Section 4.6 hereof.

         Letter of Credit Participation. See Section 4.1.4 hereof.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Intercreditor Agreement, the Agency Agreements, the Lock Box Agreement, the Agent's Fee Letter, and the Security Documents.

         Loan Request.  See Section 2.6 hereof.

         Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to Section 2 hereof.

         Lock Box Account.  See Section 8.13 hereof.

         Lock Box Agreement. The Lock Box Agreement, dated or to be dated on or after the Closing Date, in form and substance reasonably satisfactory to the Borrower, the Agent and the Banks, among the Borrowers and the Agent.

         Majority Banks. As of any date, the Banks holding at least 66-2/3% of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitment Amounts constitutes at least 66-2/3% of the Total Commitment.

         Material Subsidiaries. All Subsidiaries of Terex which are not Immaterial Subsidiaries.

         Maturity Date.  April 7, 2000.

         Maximum Availability. As at any date of determination, an amount equal to the lesser of (a) the Total Commitment and (b) the lesser of (i) Borrowing Base A plus the Supplemental Liquidity Basket plus the Discretionary Amount, if any, and (ii) Borrowing Base B minus Hedging Obligations with the Agent.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate.

               Net Proceeds. The aggregate amount received by any Borrower from the sale of assets or the issuance of such Person's Equity Securities, net of out-of-pocket expenses (including commissions) incurred in connection with the sale of such assets or issuance of such Equity Securities.

         Non-Affected Bank(s). As at any date of determination, those Banks which are not Affected Banks.

         Non-Cash  Charges.  Non  recurring,   non-cash  charges  deducted  from
Consolidated Net Income during any period which are used to create reserves on the balance sheet of Terex and its Subsidiaries.

         Note Indenture. The Indenture, dated as of May 9, 1995, by and among Terex, as issuer, the Guarantors named therein and the Trustee, in connection with and governing the rights of the holders of the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Note(s).  See Section 2.4 hereof.

         Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred (a) under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof or (b) in respect of the Hedging Obligations with the Agent.

         Operating Account.  Terex's operating account no. 541-
43-650 with FNBB.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. The Perfection Certificates as defined in the Security Agreement.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2 hereof.

         Permitted Preferred Stock. Preferred stock issued by any of the Borrowers after the date hereof which does not, until the Obligations have been paid in full and the Commitments are terminated, pay any current dividends and which the holders thereof do not, until the Obligations have been paid in full and the Commitments are terminated, have any ability to require any redemption or repurchase of such stock by the issuer thereof.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Preferred Stock. Any of the Series B Cumulative Redeemable Convertible Preferred Stock of Terex, the Series A Redeemable Exchangeable Preferred Stock of Terex Cranes, Inc., and the minority common stock interest in PPM Cranes, Inc., in each case outstanding on the date hereof, and any securities issued in connection with any conversion or exchange of the foregoing or in connection with any adjustments of any of the foregoing, in each case to the extent that any such conversion, exchange or adjustment is in accordance with the terms of such instrument as in effect on the date hereof.

         Pro Forma Balance Sheet.  See Section 7.4.1 hereof.

         Rate Adjustment Period.  See the definition of
Applicable Margin.

         RCRA.  See Section 7.18 hereof.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers.

         Reduction Amount.  See Section 2.3.1 hereof.

         Reduction Date.  See Section 2.3.1 hereof.

         Reference Bank.  FNBB.

         Register.  See Section 19.3 hereof.

         Reimbursement Obligation. The Borrowers' joint and several obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2 hereof.

         Required Excess Availability Amount. As at any date of determination, $20,000,000 minus 75% of the pro forma interest reduction on the Senior Secured Notes resulting from repurchases and redemptions of the Senior Secured Notes after the Closing Date which are permitted under Section 9.13 hereof, as confirmed by a certificate of the Chief Financial Officer of Terex setting forth such calculation.

         Restricted Subsidiaries. All wholly-owned Subsidiaries of Terex, whether existing on the Closing Date or organized or acquired after the Closing Date, which are organized under the laws of the United States or any state or territory thereof and listed on Schedule 1.2 attached hereto.

         SARA.  See Section 7.18 hereof.

         Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Agent and substantially in the form of Exhibit E attached hereto.

         Security Documents. The Security Agreement, all security agreements delivered to the Agent pursuant to Section 8.14 hereof, and all instruments and documents required to be delivered pursuant thereto.

         Sellers.  Collectively, Simon United States Holdings,
Inc., a Delaware corporation, and Simon Overseas Holdings
Limited, a company incorporated under the laws of England.

         Senior Secured Notes. Individually and collectively, the 13-1/4% Senior Secured Notes due 2002 issued by Terex pursuant to the Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         Settlement. The making of, or receiving of payments, in immediately available funds, by the Banks to the extent necessary to cause each Bank's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to each Bank's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         Settlement Amount.  See Section 2.9(a) hereof.

         Settlement Date. Any of (a) the Drawdown Date relating to any Loan Request or the date on which any Loans are repaid pursuant to Section 3.3 hereof, (b) the Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following the Agent becoming aware of the existence of any Event of Default, (d) any Business Day on which the amount of Loans outstanding from FNBB plus FNBB's Commitment Percentage of the sum of the Maximum Drawing Amount of all Letters of Credit and any Unpaid Reimbursement Obligations is equal to or greater than FNBB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which the amount of outstanding Loans decreases and the amount of FNBB's Loans outstanding equals $0.00.

         Settling Bank.  See Section 2.9(a) hereof.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Supplemental Applicable Margin. For each period set forth below, the Supplemental Applicable Margin shall be the percentage set forth opposite such period:



          Period                          Supplemental Applicable
                                                  Margin

Closing Date to March 31, 1998                    2.50%
April 1, 1998 to March 31, 1999                   3.00%
April 1, 1999 to Maturity Date                    3.50%

         Supplemental Liquidity Basket.  An amount equal to
$25,000,000, as reduced from time to time pursuant to Section 2.3 hereof.

         Terex.  As defined in the preamble.

         Total Commitment. The sum of the Commitment Amounts of the Banks, as in effect from time to time.

         Total Financial Obligations. With respect to any fiscal period, an amount equal to the sum of all principal payments on the Loans that become due and payable or that are to become due and payable during such fiscal period pursuant to this Credit Agreement. Demand obligations under the Credit Agreement shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

         Trustee. United States Trust Company of New York, a New York banking corporation, acting in its capacity as trustee or as collateral agent on behalf of the holders of the Senior Secured Notes pursuant to the Note Indenture and the agreements delivered in connection therewith, and its successors and assigns (and including, without limitation, any successor, replacement, assignee or additional person at any time acting as trustee and/or collateral agent for the benefit of the holders of the Senior Secured Notes).

         Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2 hereof.

         Unrestricted Subsidiaries. All subsidiaries of Terex that are not Restricted Subsidiaries.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         Section 1.2 Rules of Interpretation.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d)  A reference to any Person includes its
permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

               (f)  The words "include", "includes" and
"including" are not limiting.

               (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

               (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     Section 2 THE REVOLVING CREDIT FACILITY.

         Section 2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with Section 2.6 hereof, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment Amount minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Maximum Availability. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section Section 11 and 12 hereof, in the case of the initial Loans to be made on the Closing Date, and
Section 12 hereof, in the case of all other Loans, have been satisfied on the date of such request or waived by the Banks in accordance with Section 26 hereof.

         Section 2.2 Commitment Fee. The Borrowers agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of 0.375% per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

         Section 2.3 Reduction of Total Commitment and
Supplemental Liquidity Basket.

               Section rpart Mandatory Reductions of Supplemental Liquidity Basket. (a) Unless terminated earlier pursuant to the provisions of this Section 2.3, on each of the dates set forth in the table below (each such date being referred to as a "Reduction Date"), the Supplemental Liquidity Basket shall be automatically reduced by the amount set forth opposite such date in the column headed "Reduction Amount" set forth below, as such Reduction Amount may be adjusted and in effect from time to time pursuant to this Section 2.3:


         Reduction Date                 Reduction Amount


         March 31, 1998                 $8,333,333

         March 31, 1999                 $8,333,333

         March 31, 2000                 $8,333,334

         On each Reduction Date there shall become absolutely and unconditionally due and payable, and the Borrowers hereby absolutely and unconditionally, jointly and severally, promise to pay to the Agent for the account of the Banks, the amount by which the sum of the aggregate principal amount of all Loans outstanding plus the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceeds the Maximum Availability after giving effect to the reduction of the Supplemental Liquidity Basket as set forth herein. No reduction of the Supplemental Liquidity Basket may be reinstated.

               (b) In addition, on March 31 of each fiscal year of Terex and its Subsidiaries, the Supplemental Liquidity Basket shall be automatically reduced by an amount equal to 75% of the aggregate amount of the Excess Cash Flow of Terex and its Subsidiaries for the immediately preceding fiscal year. At the time of each mandatory reduction in the Supplemental Liquidity Basket under this
Section 2.3.1(b), the Reduction Amount for each Reduction Date occurring after such time shall be adjusted by applying the amount of such mandatory reduction against the subsequent Reduction Amounts in the inverse order in which such Reduction Amounts appear in the table set forth in Section 2.3.1(a).
               (c) If, at any time after the Closing Date, any of the Borrowers receives Net Proceeds from the issuance by any of the Borrowers of its Equity Securities, the Supplemental Liquidity Basket shall be automatically reduced two Business Days after the receipt of such Net Proceeds by such Borrower as follows:

                     (i)  first, by the lesser of the amount of
such Net Proceeds and $10,000,000, with Net Proceeds not to exceed $4,333,333 applied against the subsequent Reduction Amounts in the order in which such Reduction Amounts appear in the table set forth in Section 2.3.1(a) and the remainder of such Net Proceeds applied against the subsequent Reduction Amounts in the inverse order in which such Reduction Amounts appear in the table set forth in Section 2.3.1(a) hereof; and

                     (ii)  second, by the amount of such Net
Proceeds in excess of $10,000,000 applied against the subsequent Reduction Amounts in the inverse order in which such Reduction Amounts appear in the table set forth in Section 2.3.1(a), provided that the Borrowers may apply Net Proceeds in an amount not to exceed $91,500,000 to the redemption or repurchase of Senior Secured Notes or Distributions in respect of the Preferred Stock, in each case pursuant to Section 9.13 hereof and the Supplemental Liquidity Basket shall not be reduced by such amounts. At the time of each mandatory reduction in the Supplemental Liquidity Basket under this Section 2.3.1(c)(ii), the Reduction Amount for each Reduction Date occurring after such time shall be adjusted by applying the amount of such mandatory reduction against the subsequent Reduction Amounts in the inverse order in which such Reduction Amounts appear in the table set forth in Section 2.3.1(a).

               Section 2.3.2 Optional Reduction of Total Commitment and Supplemental Liquidity Basket. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $10,000,000 or a larger integral multiple of $1,000,000 the unborrowed portion of the Total Commitment and/or the Supplemental Liquidity Basket or terminate entirely the Commitments, whereupon, in the case of the reduction of the Total Commitment, the Commitment Amounts of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, the Commitments of the Banks shall be terminated. At the time of each voluntary reduction in the Supplemental Liquidity Basket under this Section 2.3.2, the Reduction Amounts for each Reduction Date occurring after such time shall be adjusted by applying the amount of such voluntary reduction against the subsequent Reduction Amounts in the inverse order of maturity. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3.2, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Total Commitment or the Supplemental Liquidity Basket may be reinstated.

               Section 2.3.3 Prepayment Premium. If the Borrowers repay or prepay all outstanding Loans and the Commitments are terminated in their entirety, whether in a single transaction or in a series of related transactions, and the termination is concluded on or prior to the first anniversary of the Closing Date, the Borrowers shall pay to the Agent a premium in an amount equal to 1/2% of the Total Commitment as in effect on the Closing Date.

         Section 2.4 The Notes. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A attached hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Amount or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank absent manifest error, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due (without giving effect to any such error in recording).

         Section 2.5 Interest on Loans. (a) Except as otherwise provided in clause (b) below and Section 5.11 hereof,

                     (i)  each Base Rate Loan shall bear
interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of the Base Rate plus the Applicable Margin; and

                     (ii) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

               (b) Notwithstanding clause (a) of this Section 2.5 and except as otherwise provided in Section 5.11 hereof, if the sum of the outstanding amount of Loans plus the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceed Borrowing Base A at any time, the aggregate outstanding amount of the Loans which, when added to the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations, are in excess of Borrowing Base A shall be Base Rate Loans and shall bear interest at the Base Rate plus the Supplemental Applicable Margin.

               (c) The Borrowers jointly and severally promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

         Section 2.6 Requests for Loans. (a) Terex, on behalf of itself and each of the other Borrowers, shall give to the Agent written notice in the form of Exhibit C attached hereto (or telephonic notice confirmed in a writing in the form of Exhibit C attached hereto) of each Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan and (iv) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof.

               (b) Notwithstanding the notice and minimum amount requirements set forth in Section 2.6(a) hereof but otherwise in accordance with the terms and conditions of this Credit Agreement, FNBB may, in its sole and absolute discretion and without conferring with the other Banks, make Loans to the Borrowers (i) by the entry of credits to the Operating Account to cover checks or other charges which a Borrower has drawn or made against such account, (ii) to fund the Reimbursement Obligations of the Borrowers pursuant to Section 4.2 hereof, or (iii) in an amount as otherwise requested by the Borrowers. Each of the Borrowers hereby requests and authorizes FNBB to make from time to time such Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. Each of the Borrowers acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 hereof and the requirements that the applicable provisions of Section Section 11 and 12 hereof, in the case of Loans made on the Closing Date, and Section 12 hereof, in the case of all Loans, be satisfied. All actions taken by FNBB pursuant to the provisions of this Section 2.6(b) shall be conclusive and binding on the Borrowers absent FNBB's gross negligence, willful misconduct or fraud. Loans made pursuant to this Section 2.6(b) shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, interest payable on such Loans shall be for the account of the FNBB and payment of principal on such Loans shall for the account of the FNBB.

         Section 2.7 Conversion Options.

               Section 2.7.1 Conversion to Different Type of Loan. The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (a) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, (d) no Loan may be converted into a Eurodollar Rate Loan when any Event of Default has occurred and is continuing and (e) the aggregate outstanding amount of Loans which, when added to the Maximum Drawing Amount and all Unpaid Reimbursement Obligation, are in excess of Borrowing Base A may not be converted into Eurodollar Rate Loans. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Except as provided in clause (e) above, all or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

               Section 2.7.2 Continuation of Type of Loan. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.7.1 hereof; provided that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

               Section 2.7.3 Eurodollar Rate Loans. (a) Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof and there shall not be more than three (3) Eurodollar Rate Loans outstanding at any time.

                     (b)  If the sum of the aggregate
outstanding amount of Loans plus the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceed Borrowing Base A at any time, the aggregate amount of Loans which, when added to the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, are in excess of Borrowing Base A shall convert automatically to Base Rate Loans and the Borrowers shall indemnify the Banks as provided in Section 5.10(c) hereof for any reasonable costs incurred by the Banks in connection with such conversion.

                     (c)  Notwithstanding the other provisions
of this Credit Agreement, the Borrowers hereby agree that they will not request any Eurodollar Rate Loans or convert any Base Rate Loans into Eurodollar Rate Loans until the earlier to occur of (i) the 45th day after the Closing Date and
(ii) the date on which the Agent notifies the Borrowers that FNBB has completed the primary syndication of its Commitment pursuant to Section 19 hereof.

         Section 2.8 Funds for Loans.

               Section 2.8.1 Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section Section 11 and 12 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will deposit into the Operating Account the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

               Section 2.8.2 Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers by deposit into the Operating Account of a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Loans, times
(c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

         Section 2.9 Settlements; Failure to Make Funds Available. (a) On each Settlement Date, the Agent shall, not later than 12:00 noon (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrowers of the respective outstanding amount of Loans made by FNBB on behalf of the Banks pursuant to Section 2.6(b) hereof and the payments made against FNBB's Loans pursuant Section 3.2(a) hereof from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to Section 2.6(a)) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (each, a "Settling Bank") shall pay to effect a Settlement of any Loan. A statement of the Agent submitted to the Banks and the Borrowers with respect to any amounts owing under this Section
2.9 shall be prima facie evidence of the amount due and owing. Each Settling Bank shall, not later than 2:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent for the account of FNBB in the amount of such Settling Bank's Settlement Amount. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.9 shall for all purposes be treated as a Loan made by such Settling Bank to the Borrowers and all funds received by any Settling Bank pursuant to this Section
2.9 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Settling Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any of the Borrowers is a debtor prevent a Settling Bank from making any Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such disposition and arrangements with the other Banks with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Loans.

                     (b)  If any Settling Bank makes available
to the Agent its Settlement Amount on a date after such Settlement Date, such Settling Bank shall pay to the Agent on demand an amount equal to the product of
(i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Settling Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to FNBB by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Agent by such Settling Bank within three (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to Base Rate Loans as of such Settlement Date.

                     (c)  The failure or refusal of any Settling
Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Settling Bank from its several obligations hereunder to make available to the Agent the amount of such other Settling Bank's Settlement Amount and (ii) shall not impose upon any other Bank any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

         Section 2.10 Change in the Borrowing Bases. The Borrowing Base A shall be determined weekly (or at such other interval as may be specified pursuant to Section 8.4(f) hereof) by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 8.4(f) hereof. Borrowing Base B shall be determined monthly by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 8.4(h) hereof.

         Section 2.11 Modification of Borrowing Base A. If the Agent determines in good faith that: (a) the dilution with respect to the Accounts for a Borrower for any period (based on the ratio of (i) the aggregate amount of reductions in Accounts for such Borrower other than as a result of payments in cash to (ii) the aggregate amount of total sales of such Borrower) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (b) the general creditworthiness of account debtors of a Borrower has declined or (c) the number of days of the turnover of the Inventory of a Borrower for any period has changed in any material adverse respect or (d) the liquidation value of the Inventory of a Borrower, or any category thereof, has decreased in any material respect, or (e) the nature and quality of the Inventory of a Borrower has deteriorated in any material respect or the mix of such Inventory has changed materially and adversely, then (A) the Agent shall so notify the Borrowers and the other Banks, and (B) the Borrowers and the Agent shall thereafter attempt to negotiate in good faith within thirty
(30) days of the date on which the Borrowers receive such notice, modifications to the definition of Borrowing Base A, Eligible A Accounts Receivable and/or Eligible A Inventory that will adequately reflect the change in such assets. If the Borrowers and the Agent are unable to agree to such modification(s) within thirty (30) days of the date on which the Borrowers receive such notice, then the Agent shall upon three (3) days' prior written notice to the Borrowers setting forth in reasonable detail the modified lending formula(s) and the reasons therefor, reduce the lending formula(s) with respect to Eligible A Accounts Receivable for any Borrower or reduce the lending formula(s) with respect to Eligible A Inventory for any Borrower. In determining whether and the manner in which to reduce the lending formula(s), the Agent shall make such determinations in its good faith judgment considering the events, conditions, contingencies or risks which are also considered in determining Eligible A Accounts Receivable, Eligible A Inventory or in establishing the Availability Reserves. Upon the effective date of any such modification(s), the Borrowers shall deliver to the Banks a Borrowing Base Report reflecting Borrowing Base A as so modified. If upon the effective date of any such modification(s) to Borrowing Base A, the aggregate principal amount of all Loans outstanding plus the aggregate Maximum Drawing Amount of all outstanding Letters of Credit plus the aggregate amount of all Unpaid Reimbursement Obligations exceeds the Maximum Availability as so modified, the Borrowers shall immediately pay the amount of such excess to the Agent for application as set forth in Section 3.2 hereof.

     Section 3 REPAYMENT OF THE LOANS.

         Section 3.1 Maturity. Each of the Borrowers jointly and severally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         Section 3.2 Mandatory Repayments of Loans. (a) If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceeds the Maximum Availability, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans made by FNBB which are subject to Settlement; third, to the Loans which are not subject to Settlement; and fourth, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c) hereof. Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

               (b) Each Borrower hereby agrees to cause all good funds which are deposited into its accounts with its collection banks to be transferred to the Lock Box Account on a daily basis pursuant to the Agency Agreements to which such Borrower is a party. Each Borrower hereby authorizes the Agent to apply such funds deposited into the Lock Box Account, plus all other funds deposited into the Lock Box Account pursuant to Section 8.13 hereof, on the first Business Day immediately following receipt by the Agent of such funds (or on such later date as the Agent determines that good collected funds have been received), if no Event of Default has occurred and is continuing, first to any Unpaid Reimbursement Obligations; second to the Loans made by FNBB which are subject to Settlement; third to the Loans which are not subject to Settlement; and fourth, such excess, if any shall be credited to the Operating Account. From and after the occurrence and during the continuance of an Event of Default, the Agent shall apply all such funds which are deposited into the Lock Box Account to the Obligations in the manner set forth in Section 13.4 hereof and to provide cash collateral for any Obligations not then due and payable, including an amount equal to 105% of the Maximum Drawing Amount of all outstanding Letters of Credit to secure the Reimbursement Obligations in respect of such Letters of Credit.

         Section 3.3 Optional Repayments of Loans. The Borrowers shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, at least two (2) Business Days prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans and three
(3) Eurodollar  Business Days notice of any proposed prepayment pursuant to this
Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. In no event shall payments made pursuant to Section 3.2(b) hereof be construed to be optional prepayments under this Section 3.3.

     Section 4 LETTERS OF CREDIT.

         Section 4.1 Letter of Credit Commitments.

               Section 4.1.1 Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 hereof and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of any of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $20,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit,
(ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding shall not exceed the Maximum Availability.

               Section 4.1.2 Letter of Credit Applications. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

               Section 4.1.3 Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

               Section 4.1.4 Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 4.2 hereof (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

               Section 4.1.5 Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 4.2 hereof in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2 hereof.

         Section 4.2 Reimbursement Obligation of the Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, each of the Borrowers hereby jointly and severally agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

               (a) except as otherwise  expressly provided in Section 4.2(b) and
(c) hereof, on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, reasonable fees, reasonable charges or other reasonable costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

               (b) upon the reduction of the Total Commitment (but not the termination of the Commitments) to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

               (c) upon the termination of the Commitments, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13 hereof, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral in an interest-bearing account for all Reimbursement Obligations.

         Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.11 hereof for overdue principal on the Loans. Each payment to be made by the Borrowers under this Section 4.2 may be made with the proceeds of a Loan made pursuant to
Section 2.6(b) hereof.

         Section 4.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in Section 4.2 hereof on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         Section 4.4 Obligations Absolute. Each Borrower's joint and several obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. Each Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, willful misconduct or fraud, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

         Section 4.5  Reliance by Issuer.  To the extent not  inconsistent  with
Section 4.4 hereof, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

         Section 4.6 Letter of Credit Fees. The Borrowers shall pay to the Agent, for its own account, a fee in respect of each Letter of Credit issued, renewed or extended by it calculated at the rate of 1/8% per annum on the face amount of each such Letter of Credit, payable annually in advance on the date of such issuance, renewal or extension. The Borrowers shall also pay to the Agent for the accounts of the Banks (including FNBB in its capacity as a Bank) in accordance with their Commitment Percentages a fee in respect of each such Letter of Credit calculated at the rate per annum equal to the Applicable Margin in effect at such time with respect to Letters of Credit on the face amount of such Letter of Credit, payable quarterly in arrears commencing on the last day of the quarter in which such Letter of Credit was issued, renewed or extended. In addition (but without duplication), the Borrowers shall also pay to the Agent for its own account the Agent's standard processing, negotiating, amendment and administrative fees, as determined in accordance with the Agent's customary fees and charges for similar facilities. The fees payable by the Borrowers pursuant to this Section 4.6 shall be referred to herein, collectively, as the "Letter of Credit Fees".

     Section 5 CERTAIN GENERAL PROVISIONS.

         Section 5.1 Closing Fee. Each of the Borrowers jointly and severally agrees to pay to the Agent on the Closing Date a closing fee in the amount set forth in that certain letter agreement, dated as of the date hereof, among the Borrowers and the Agent (the "Agent's Fee Letter").

         Section 5.2 Agent's Fee. Each of the Borrowers jointly and severally promises to pay to the Agent, for the Agent's own account, an agent's fee (the "Agent's Fee") in the amounts and at the times provided in the Agent's Fee Letter.

         Section 5.3 Funds for Payments.

               Section 5.3.1 Payments to Agent. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate in writing, in each case in immediately available funds.

               Section 5.3.2 No Offset, Etc. (a) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless a Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon a Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon such Borrower. Upon the reasonable request of the Agent, Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                     (b)  Each Bank that is not incorporated
under the laws of the United States or a state thereof agrees that (to the extent it has not already done so prior to the Closing Date or the date on which such Bank becomes a Bank hereunder, as applicable) it will deliver to the Borrowers on the Closing Date or the date on which such Bank becomes a Bank hereunder, as applicable, two duly completed and accurate originals of a valid United States Internal Revenue Service Form 4224 or Form 1001 or any successor form thereto indicating that such Bank is entitled to receive payments under this Credit Agreement, including fees, without deduction or withholding of any United States federal income taxes. Subject to any change in applicable laws or regulations, such Bank undertakes to deliver to the Borrowers, upon request, two duly completed and accurate originals of Form 1001 or Form 4224, or successor form, on or before the date that any such form expires or becomes obsolete, indicating that such Bank is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes.

         Section 5.4 Computations. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered correct and binding on the Borrowers, absent manifest error, unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrowers to the contrary.

         Section 5.5 Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

         Section 5.6 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the Commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion of the Eurodollar Rate Loans in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain such Eurodollar Rate Loans hereunder.

         Section 5.7 Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

               (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                     (i)   to increase the cost to any Bank of
making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                     (ii)  to reduce the amount of principal,
interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                     (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, within 30 days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         Section 5.8 Capital Adequacy. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive of a court or governmental authority with appropriate jurisdiction (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's Commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers and the Agent or such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate the Agent or such Bank in light of these circumstances. If the Borrowers and the Agent or such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Agent's and such Bank's reasonable determination, provide adequate compensation. The Agent and each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         Section 5.9 Certificate. The Agent or a Bank, as applicable, shall deliver to the Borrowers a certificate setting forth any additional amounts payable pursuant to Section Section 5.7 or 5.8 hereof and a brief explanation of such amounts which are due, and such certificate submitted by any Bank or the Agent to the Borrowers shall be conclusive, absent manifest error, that such amounts are due and owing. The Banks and the Agent agree to act in a commercially reasonable manner in order, to the extent reasonably possible, to minimize or avoid the incurrence of additional costs under Section Section 5.7 or 5.8 hereof.

         Section 5.10 Indemnity. Each of the Borrowers jointly and severally agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section Section 2.6 or 2.7 hereof or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         Section 5.11     Interest After Default.

               Section 5.11.1 Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

               Section 5.11.2 Amounts Not Overdue. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to Section 26 hereof, bear interest at a rate per annum equal to the greater of (a) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.5 hereof and (b) the rate of interest applicable to overdue principal pursuant to Section 5.11.1 hereof.

         Section 5.12 HLT Classification. If, after the date hereof, the Agent determines or is advised by any Bank that such Bank has determined, or the Agent receives notice from or is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments, Loans, Letters of Credit or Letter of Credit Participations are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrowers and the Banks. The Agent, the Banks and the Borrowers shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrowers and the Majority Banks agree on the amount of such increase or increases, this Credit Agreement shall be promptly amended to give effect to such increase or increases. If the Borrowers and the Majority Banks fail to so agree and the Borrowers have failed to refinance the Obligations within ninety (90) days after notice is given by the Agent as provided above, then the Agent shall, if so requested by the Majority Banks, by notice to the Borrowers terminate the Commitments on the 90th day after notice is given by the Agent as provided above, and the Commitments shall thereupon terminate, with the provisions of Section Section 3.2 and 4.2(c) hereof then becoming applicable; and the Loans shall also then become due and payable in full on such date. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default. The Agent and the Banks further acknowledge that none of the Commitments, Loans, Letters of Credit or Letter of Credit Participations are subject to an HLT Classification on the Closing Date.

         Section 5.13 Replacement Banks. Within 30 days after (a) any Bank has demanded compensation from the Borrowers pursuant to either Section Section 5.7 or 5.8 hereof, or (b) the Borrowers are required to make a deduction or withholding for the account of any Bank pursuant to Section 5.3.2(c) hereof, or
(c) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Loan on the date of any applicable borrowing, as described in Section 12.2 hereof or
(d) any Bank becomes a Delinquent Bank (any such Bank described in the foregoing clauses (a), (b), (c) or (d) is hereinafter referred to as an "Affected Bank"), the Borrowers may request that the Non-Affected Banks acquire all, but not less than all, of the Affected Bank's outstanding Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Borrowers so request, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Loans and to assume all or any portion of the Affected Bank's Commitment. If the Non-Affected Banks do not elect to acquire all of the Affected Banks outstanding Loans and Commitment, the Borrowers shall have the right to designate a replacement bank or banks, which must be reasonably satisfactory to the Agent, to acquire and assume that portion of the outstanding Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of Section 19 hereof shall apply to all reallocations pursuant to this Section 5.13, and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of Section 19 hereof, such Assignments and Acceptances and other instruments, including, without limitation, Notes, as are required pursuant to Section 19 hereof to give effect to such reallocations. On the effective date of the applicable Assignment and Acceptances, the Borrowers shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

         Section 5.14 Concerning  Joint and Several  Liability of the Borrowers.
(a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

               (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each of the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Credit Agreement, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them.

               (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

               (d) The obligations of each of the Borrowers under the provisions of this Section 5.14 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

               (e) Except as otherwise expressly provided herein or as required by applicable law, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any and all Loans made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement, except for those specifically provided for herein or in any of the other Loan Documents. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the
Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 5.14, provide a suretyship type defense for any such Borrower, in whole or in part, from any of its obligations under this Section 5.14, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this
Section 5.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this
Section 5.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any of the Borrowers or any of the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or any of the Banks.

               (f) The provisions of this Section 5.14 are made for the benefit of the Banks and their successors and assigns, and may be enforced by them from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks first to marshall any of their claims or to exercise any of their rights against any of the other Borrowers or to exhaust any remedies available to them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 5.14 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, the provisions of this Section 5.14 will forthwith be reinstated in effect, as though such payment had not been made.

         Section 5.15 Applicability of Credit Agreement. This Credit Agreement shall be applicable to, effective against, bind and restrict Terex and the Restricted Subsidiaries as set forth herein, but, notwithstanding anything else to the contrary, shall not be applicable to, effective against, bind or restrict any Unrestricted Subsidiary.

     Section 6 COLLATERAL SECURITY. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens) in certain assets of the Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents.

     Section 7 REPRESENTATIONS AND WARRANTIES. Each of the Borrowers jointly and severally represents and warrants to the Banks and the Agent as follows:

         Section 7.1 Corporate Authority.

               Section 7.1.1 Incorporation; Good Standing. Each Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the Borrowers' business, assets or financial condition on a consolidated basis or the rights of the Agent and the Banks in or to any of the Collateral.

               Section 7.1.2 Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents by each of the Borrowers and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (d) do not violate any provision of the corporate charter or bylaws of such Person, and (e) do not violate any provision of the
Note Indenture or the Senior Secured Notes or any other material agreement or other material instrument binding upon such Person.

               Section 7.1.3 Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents by each of the Borrowers will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 7.2 Governmental Approvals. The execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         Section  7.3  Title to  Properties;  Leases.  Except  as  indicated  on
Schedule 7.3 attached hereto, Terex and its Subsidiaries own all of the assets reflected in the Pro Forma Balance Sheet of Terex and its Subsidiaries or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         Section 7.4 Financial Statements and Projections.

               Section 7.4.1 Financial Statements. (a) There has been furnished to each of the Banks an unaudited consolidated pro forma balance sheet of Terex and its Subsidiaries as at December 31, 1996 which gives effect to the Acquisition (the "Pro Forma Balance Sheet") and the Loans to be made on the Closing Date. The Pro Forma Balance Sheet has been prepared in accordance with generally accepted accounting principles and fairly presents in all material respects as at the close of business on December 31, 1996 the financial condition of Terex and its Subsidiaries on a pro forma basis after giving effect to the Acquisition and the Loans to be made on the Closing Date.

                     (b)  There has been delivered to each of
the Banks the consolidated balance sheets of Terex and its Subsidiaries as at December 31, 1994, December 31, 1995 and December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows for each year then ended, certified by Price Waterhouse LLP and/or Ernst & Young LLP. Such financial statements, including the footnotes thereto, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly present in all material respects the financial condition and results of operations and cash flows of Terex and its Subsidiaries as at such dates and for such periods.

               Section 7.4.2 Projections. The projections of the annual operating budgets of Terex and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1997 fiscal year, copies of which have been delivered to the Agent, disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrowers, no facts exist which are known to them that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers, of the results of operations and other information projected therein.

         Section 7.5 No Material Changes, Etc. (a) Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of Terex and its Subsidiaries as shown on or reflected in the Pro Forma Balance Sheet, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers on a consolidated basis.

               (b) Each of the Borrowers (before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and the Acquisition Documents) (i) has assets having a fair value in excess of its liabilities, (ii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iii) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

         Section 7.6 Business. After giving effect to the Acquisition, each of the Borrowers enjoys peaceful and undisturbed possession under all leases of real or personal property of which it is lessee, none of which contains any unusual or burdensome provision which will materially adversely affect or impair the operations of the Borrowers on a consolidated basis and all such leases are valid and subsisting and in full force and effect. After giving effect to the Acquisition, each of the Borrowers owns or possesses the right to use all the franchises, rights, licenses, operating rights, patents, trademarks, permits, service marks, trade names, and copyrights necessary for and material to the conduct of its business as proposed to be conducted, without any conflict with the rights of others, except where the failure to own or possess such rights would not have a material adverse effect on the Borrowers' business, assets or financial condition on a consolidated basis or the rights of the Agent and the Banks in or to any Collateral. After giving effect to the Acquisition, each of the Borrowers owns, leases or has the right to use, all properties, franchises, rights, licenses, operating rights, patents, trademarks, permits, service marks, trade names and copyrights and employs all employees, all in an amount and manner reasonably sufficient to operate its business in a manner substantially comparable to the operation of such business prior to the Closing Date and the consummation of the Acquisition, except where the failure to do so would not have a material adverse effect on the Borrowers' business, assets or financial condition on a consolidated basis or the rights of the Agent or the Banks in and to any of the Collateral.

         Section 7.7 Litigation. Except as set forth in Schedule 7.7 attached hereto and except for product liability claims, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers before any court, tribunal or administrative agency or board that, if adversely determined, is reasonably likely to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers on a consolidated basis or materially impair the right of such Borrower to carry on business substantially as now conducted by it or proposed to be conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained by such Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. Each Borrower has either (a) set aside on its books reserves with respect to each product liability claim against such Borrower which are in accordance with generally accepted accounting principles or (b) has obtained adequate insurance with respect to each such product liability claim, subject to reasonable deductibles or self insurance retentions.

         Section 7.8 No Materially Adverse Contracts, Etc. None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis. None of the Borrowers is a party to any contract or agreement that has or is expected, in the judgment of such Borrower, to have any materially adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

         Section 7.9 Compliance with Other Instruments, Laws, Etc. None of the Borrowers is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers on a consolidated basis.

         Section 7.10 Tax Status. Except as disclosed on Schedule 7.10 attached hereto, each of the Borrowers has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed on Schedule 7.10 attached hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         Section 7.11     No Event of Default.  No Default or
Event of Default has occurred and is continuing.

         Section 7.12 Holding Company and Investment Company Acts. Neither Terex nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         Section 7.13 Absence of Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or any rights relating thereto.

         Section 7.14 Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. A Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens. All of the Obligations will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and secured by each of the Security Documents.

         Section 7.15 Certain Transactions. Except for arm's length transactions pursuant to which a Borrower makes payments in the ordinary course of business upon terms no less favorable than such Borrower could obtain from third parties, and except as set forth in Section 9.12 hereof, none of the officers, directors, or employees of any of the Borrowers is presently a party to any transaction with any of its Affiliates (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 7.16     Employee Benefit Plans.

               Section 7.16.1 In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               Section 7.16.2 Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). A Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement, subject to applicable law) in the discretion of such Borrower or such ERISA Affiliate without liability to any Person except for outstanding benefits claims at the time of termination.

               Section 7.16.3 Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

               Section 7.16.4 Multiemployer Plans. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         Section 7.17 Regulations U and X. The proceeds of the Loans shall be used for working capital and general corporate purposes, including, without limitation, to consummate the Acquisition in accordance with the Acquisition Documents and to refinance the Indebtedness outstanding under the Congress Agreement. The Borrowers will obtain Letters of Credit solely for general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         Section 7.18 Environmental Compliance. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, have determined that except as set forth on Schedule 7.18 attached hereto or where it would not have a material adverse effect on the Borrowers' business, assets or financial condition on a consolidated basis:

               (a) none of the Borrowers or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource
Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis;

               (b) none of the Borrowers has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300  Appendix  B; (ii) that any  hazardous  waste,  as defined by 42 U.S.C.
Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) (i) to the best of the Borrowers' knowledge, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) to the best of the Borrowers' knowledge, in the course of any activities conducted by any of the Borrowers or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the best of the Borrowers' knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers, which releases would have a material adverse effect on the Borrowers' business, assets or financial condition on a consolidated basis; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the Borrowers' business, assets or financial condition on a consolidated basis; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate and transported offsite have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) none of the Borrowers or any Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

         Section 7.19 Subsidiaries, Etc. All of the Subsidiaries of Terex are listed on Schedule 7.19 attached hereto. Except as set forth on Schedule 7.19 attached hereto, neither Terex nor any Subsidiary of Terex is engaged in any joint venture or partnership with any other Person.

         Section 7.20     Bank Accounts.  Schedule 7.20 attached
hereto sets forth the account numbers and location of all bank accounts of the Borrowers.

         Section 7.21 Chief Executive Offices; Books and Records. Each of the Borrower's chief executive office, at which location its books and records are kept, and federal employer identification number is listed on Schedule 7.21 attached hereto.

         Section 7.22 Disclosure. None of this Credit Agreement, any of the other Loan Documents, or the Acquisition Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrowers in the case of any document or information not furnished by them) necessary in order to make the statements herein or therein not misleading. There is no fact known to any of the Borrowers which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions, the business, assets, financial condition or prospects of the Borrowers, taken as a whole.

         Section 7.23     Fiscal Year.  Terex and each of its
Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each year.

         Section 7.24 Acquisition Documents. The Borrowers have heretofore furnished to the Banks true, complete and correct copies of the Acquisition Documents (including schedules, exhibits and annexes thereto). The Acquisition Documents have not subsequently been amended, supplemented, or modified and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby.

     Section 8 AFFIRMATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers jointly and severally covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         Section 8.1 Punctual Payment. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's Fee and all other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         Section 8.2 Maintenance of Office. Each of the Borrowers will maintain its chief executive office at the location on Schedule 7.21 attached hereto, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents may be given or made.

         Section 8.3 Records and Accounts. Terex will, and cause each of its Subsidiaries to (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

         Section 8.4 Financial Statements, Certificates and
Information.  The Borrowers will deliver to each of the Banks:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of Terex, the consolidated balance sheet of Terex and its Subsidiaries and the consolidating balance sheet of Terex and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Price Waterhouse LLP, Ernst & Young LLP, and/or KPMG Peat Marwick LLP, or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of Terex, copies of the unaudited consolidated balance sheet of Terex and its Subsidiaries and the unaudited consolidating balance sheet of Terex and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of Terex's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of Terex that the information contained in such financial statements fairly presents the financial position of Terex and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of Terex, unaudited monthly consolidated financial statements of Terex and its Subsidiaries for such month and unaudited monthly consolidating financial statements of Terex and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of Terex that the information contained in such financial statements fairly presents the financial condition of Terex and its Subsidiaries on the date thereof (except for the provisions of footnotes and subject to year-end adjustments);

               (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial, accounting officer or treasurer of Terex in substantially the form of Exhibit D attached hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof, the calculation of the Applicable Margin and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Terex;

               (f) (i) on or before each Wednesday, a Borrowing Base Report setting forth the Borrowing Base A with the Eligible A Accounts Receivable calculated as at the end of the immediately preceding calendar week and the Eligible A Inventory calculated by reference to the report most recently delivered pursuant to clause (g) hereof, provided that if at any time the Excess Availability is less than $10,000,000, a Borrowing Base Report shall be provided by the Borrowers on or before 4:00 p.m. (Eastern time) on each Business Day setting forth the Borrowing Base A with the Eligible A Accounts Receivable calculated as at the end of the Business Day which is two Business Days prior to the date of such report and the Eligible A Inventory calculated by reference to the report most recently delivered pursuant to clause (g) hereof, and (ii) on each Reduction Date and each other date on which the Total Commitment and/or the Supplemental Liquidity Basket is reduced, a Borrowing Base Report setting forth the Borrowing Base A after giving effect to such reduction;

               (g) as soon as practicable, but in any event within fifteen (15) days after the end of each month, an Accounts Receivable aging summary, an accounts payable aging report and an Inventory designation report, in each case as at the end of the immediately preceding calendar month; provided that if at any time Excess Availability is less than $10,000,000, a finished goods inventory report shall be provided by the Borrowers on or before each Wednesday for the immediately preceding calendar week;

               (h) as soon as practicable, but in any event within fifteen (15) days after the end of each calendar month, a Borrowing Base Report setting forth the Borrowing Base B and a Borrowing Base Report setting forth Borrowing Base A, in each case as at the end of the immediately preceding calendar month;

               (i) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal year of Terex, the annual budgets of Terex and its Subsidiaries for the current fiscal year and the projections of Terex and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 7.4.2 hereof or, if applicable, updating any later such projections delivered pursuant to this Section 8.4(i);

               (j) as soon as practicable, but in any event not later than sixty
(60) days after the Closing Date, the consolidated financial statements of the Sellers for the fiscal year of the Sellers ended on December 31, 1996, certified without qualification by Price Waterhouse LLP, Ernst & Young LLP or such other independent certified public accountants reasonably satisfactory to the Agent; and

               (k) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

         Section 8.5 Notices.

               Section 8.5.1 Defaults. The Borrowers will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which Terex or any of its Material Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

               Section 8.5.2 Environmental Events. The Borrowers will promptly give notice to the Agent (a) of any material violation of any Environmental Law that any of the Borrowers report in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has a reasonable likelihood of materially and adversely affecting the assets, liabilities, financial conditions or operations of the Borrowers on a consolidated basis, or the Agent's security interests pursuant to the Security Documents.

               Section 8.5.3 Notification of Claim against Collateral. The Borrowers will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

               Section 8.5.4 Notice of Litigation and Judgments. The Borrowers will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Borrower or any Material Subsidiary or to which any Borrower or any Material Subsidiary is or becomes a party involving an uninsured claim against such Person that could reasonably be expected to have a materially adverse effect on any of the Borrowers on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Borrower or any Material Subsidiary in an amount in excess of $5,000,000.

         Section 8.6 Corporate Existence; Maintenance of Properties. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and none of the Borrowers will convert to a limited liability company. Each of the Borrowers (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Person may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the business of the manufacture, distribution and/or sale of capital equipment and replacement parts and in related businesses; provided that, subject to the provisions of the Security Documents, nothing in this Section 8.6 shall prevent any Person from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Person, desirable in the conduct of its business and that does not in the aggregate materially adversely affect the business of such Person.

         Section 8.7 Insurance. Each of the Borrowers will maintain with financially sound and reputable insurers insurance with respect to its properties and business (or self insurance as to liability or other insurable risks, other than damage, loss or other casualty risks affecting any of the Collateral) against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, and in accordance with the terms of the Security Agreement.

         Section 8.8 Taxes. Each of the Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books reserves with respect thereto in accordance with generally accepted accounting principles; and provided further that each of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         Section 8.9 Inspection of Properties and Books, Etc.

               Section 8.9.1 General. The Borrowers shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrowers, to examine the books of account of Terex and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of Terex and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

               Section 8.9.2 Collateral Reports. Upon the reasonable request of the Agent, the Borrowers will obtain and deliver to the Agent a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Banks) with respect to the Accounts Receivable and Inventory included in the Borrowing Bases, which report shall indicate whether or not the information set forth in the Borrowing Base Reports most recently delivered are accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers) and Inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrowers. Prior to the occurrence and continuance of any Event of Default, the Borrowers shall not be required to pay for more than four collateral value reports in any calendar year.

               Section 8.9.3 Appraisals. The Borrowers will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to the Agent, stating the then current fair market, orderly liquidation and forced liquidation values of all or any portion of Inventory included in the Borrowing Bases. All such appraisals shall be conducted and made at the expense of the Borrowers. Prior to the occurrence and continuance of any Event of Default, the Borrowers shall not be required to pay for more than one appraisal in any calendar year.

               Section 8.9.4 Communications with Accountants. Each of the Borrowers authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with such Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Borrower, subject to such accountants' normal policies and practices. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.4.

         Section 8.10 Compliance with Laws, Contracts, Licenses, and Permits. Each of the Borrowers will comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, except, with respect to matters described in clauses (a), (c) and (d), where the failure to comply would not have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers may fulfill any of its obligations hereunder or any of the other Loan Documents, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

         Section 8.11 Employee Benefit Plans. Each of the Borrowers will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section
Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         Section 8.12 Use of Proceeds. The Borrowers will use the proceeds of the Loans solely for working capital and general corporate purposes, including, without limitation, to consummate acquisitions to the extent permitted hereunder and the Acquisition in accordance with the Acquisition Documents, and to refinance the Indebtedness outstanding under the Congress Agreement. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

         Section 8.13 Deposit Accounts. The Borrowers shall maintain at all times a deposit or a lock box account in the name of the Borrowers with the Agent at the Agent's Head Office or with such other banks which have entered into Agency Agreements with the Agent (each, a "Lock Box Account") . Each of the Borrowers will use its best efforts to cause all of its debtors on accounts receivable and all lessees and conditional vendees to make all payments on accounts receivable and contracts to accounts at the banks designated as collection banks on Schedule 7.20 attached hereto and which are parties to the Agency Agreements. Pursuant to the Agency Agreements, each Borrower will require its collection banks to transfer to a Lock Box Account on a daily basis all good funds collected on such day. No Borrower will cause any Agency Agreement to be terminated except with the prior written consent of the Agent and except for the express purpose of substituting a different collection bank thereunder. Such termination shall be permitted only after a replacement Agency Agreement with such replacement collection bank is in full force and effect and no further payments on accounts receivable or contracts are being made to the former collection bank. To the extent that any Borrower receives gross operating revenues from its businesses, promptly after receipt thereof such Borrower shall deposit such revenues into a Lock Box Account. The Agent shall apply all funds deposited into the Lock Box Accounts as set forth in Section 3.2(b) hereof.

         Section 8.14 Additional Borrowers. The Borrowers may, from and after the Closing Date with the prior written consent of the Agent and the Majority Banks, designate any Subsidiary of any of the Borrowers as a Borrower provided, that (a) the Borrowers shall have given the Agent and the Banks thirty (30) days prior written notice of any such designation, (b) such Subsidiary shall be organized under the laws of the United States of America or any state or territory thereof, (c) Terex shall legally or beneficially, directly or indirectly, own 100% of the Voting Stock of such Subsidiary, (d) the Agent and the Majority Banks shall have consented to the inclusion of the Accounts
Receivable and Inventory of such Subsidiary in the Borrowing Bases, (e) such Subsidiary shall have duly executed and delivered to the Agent and the Banks, on the date of such designation, an instrument of adherence substantially in the form of Exhibit F attached hereto (an "Instrument of Adherence"), a security agreement substantially in the form of the Security Agreement, and all other instruments and documents, including, without limitation, corporate authority documents and legal opinions, as the Agent may reasonably request in connection with the delivery of such Instrument of Adherence and security agreement, and
(f) Terex shall have delivered to the Agent, on the date of such designation, an updated Schedule 1.2 reflecting the designation of such Subsidiary as a Restricted Subsidiary.

         Section 8.15 Further Assurances. Each of the Borrowers will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

     Section 9 CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers jointly and severally covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         Section 9.1 Restrictions on Indebtedness. None of the Borrowers will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a)  Indebtedness to the Banks and the Agent
arising under any of the Loan Documents;

               (b) Indebtedness of Terex not to exceed the principal amount of $250,000,000 evidenced by the Senior Secured Notes of Terex, as in effect on the date hereof, and, to the extent provided for in the Senior Secured Notes or the
Note Indenture as such instruments are in effect on the date hereof, interest thereon at the rate provided for in the Senior Secured Notes and any penalties or liquidated damages with respect thereto and Indebtedness of the other Borrowers as guarantors of such Indebtedness of Terex;

               (c) Indebtedness outstanding with respect to the Common Stock Appreciation Rights Agreement;

               (d) obligations under Capitalized Leases and Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by a Borrower, provided that the aggregate principal amount of all such Indebtedness of the Borrowers incurred in any calendar year shall not exceed $6,000,000 in the aggregate, plus amounts incurred in connection with any refinancings of any such Indebtedness to the extent that the term and conditions of such refinanced Indebtedness are no less favorable to the applicable Borrower, the Banks and the Agent;

               (e) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 attached hereto and any refinancings of any such Indebtedness, provided that any such refinancing shall be on terms and conditions no less favorable to the applicable Borrower, the Banks and the Agent than such existing Indebtedness;

               (f) Indebtedness of any Borrower outstanding to any other Borrower;

               (g) performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business;

               (h)  Hedging Obligations with the Agent;

               (i)  Floor Plan Guaranties;

               (j)  unsecured Indebtedness of the Borrowers
outstanding to Unrestricted Subsidiaries;

               (k) unsecured Indebtedness of the Borrowers in respect of guaranties of Indebtedness of Unrestricted Subsidiaries, provided that the aggregate amount of such Indebtedness does not exceed $40,000,000 at any time; and

               (l)  unsecured Indebtedness of a Borrower in
respect of a guaranty of Indebtedness of another Borrower permitted under this Section 9.1.

         Section 9.2 Restrictions on Liens. None of the Borrowers will (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty
(30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or
(v) enter into, or permit to remain in effect, any agreement or arrangement by which such Borrower agrees not to encumber, mortgage, pledge, restrict or grant a security interest in any of its Accounts Receivable, the books and records related thereto, or its Inventory, provided that any of the Borrowers may create or incur or suffer to be created or incurred or to exist:

               (a) liens on properties, other than any Collateral, to secure taxes, assessments and other government charges in respect of obligations not overdue or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as may be required in conformity with generally accepted accounting principals has been made therefor, or liens on properties, other than Collateral, to secure claims for labor, material or supplies in respect of obligations not overdue;

               (b) deposits or pledges of property, other than any Collateral, made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (c) liens on properties, other than any Collateral, in respect of judgments or awards, the Indebtedness with respect to which is permitted by
Section 9.1(f) hereof;

               (d) liens on properties of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or which secure obligations which are being contested in good faith by appropriate proceedings diligently pursued and available to the applicable Borrower prior to the commencement of foreclosure or other similar proceedings and with respect to which reserves have been set aside on such Borrower's books in accordance with generally accepted accounting principles;

               (e) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, survey exceptions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which a Borrower is a party, and other minor liens or encumbrances, including mechanics' liens and vendors' liens on such Real Property, none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers on a consolidated basis and do not impair the value of any Collateral or the rights of the Agent or the Banks thereto;

               (f) liens on properties, other than any Collateral, existing on the date hereof and listed on Schedule 9.2 attached hereto and liens with respect to Indebtedness permitted to be refinanced pursuant to Section 9.1(e) hereof;

               (g) liens in respect of purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
Section 9.1(d) hereof, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and liens in respect of Capitalized Leases permitted under
Section 9.1(d) hereof solely on the assets subject to such Capitalized Leases;

               (h) liens existing on the date hereof in favor of the Trustee as Collateral Agent to secure the Senior Secured Notes or required to be granted to the Trustee as Collateral Agent after the date hereof to secure the Senior Secured Notes;

               (i)  liens securing the Obligations;

               (j) non-consensual statutory liens (other than on the Collateral and liens pursuant to ERISA or Environmental Laws or securing the payment of taxes) arising in the ordinary course of a Borrower's business to the extent:

                     (i)   such liens secure Indebtedness which
is not overdue for a period of more than thirty (30) days, or

                     (ii)  such liens secure Indebtedness
relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower,

               (k) in each case under clause (i) and (ii), prior to the commencement of foreclosure or other similar proceedings and with respect to which reserves have been set aside on its books in accordance with generally accepted accounting principles;

               (l) liens on property, other than any Collateral, securing surety or appeal bonds, performance bonds, insurance obligations, or other obligations of a like nature incurred in the ordinary course of business; and

               (m) liens outstanding with respect to Floor Plan Guaranties, provided that no such lien is on any property of a Borrower other than the inventory which was previously sold by such Borrower and with respect to which such Floor Plan Guaranty was delivered.

         Section 9.3 Restrictions on Investments. None of the Borrowers will make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Corporation;

               (d) Investments existing on the date hereof in Unrestricted Subsidiaries or listed on Schedule 9.3 attached hereto, plus any increases in any such Investment existing on the date hereof resulting from the accrual of Interest on any such Investment pursuant to the terms of such Investment as of the date hereof;

               (e) Investments with respect to Indebtedness permitted by Section 9.1 hereof;

               (f) Investments after the Closing Date by the Borrowers in Unrestricted Subsidiaries, provided that (i) the sum of (A) the aggregate amount of such Investments (other than Investments made in common stock or Permitted Preferred Stock of a Borrower and other Investments which do not require any cash or property to be transferred from the Borrowers to the Unrestricted Subsidiaries) plus (B) the aggregate amount of funds and other consideration paid by the Borrowers (other than in common stock or Permitted Preferred Stock of a Borrower) in connection with permitted acquisitions under Section 9.5.1 hereof, does not exceed $25,000,000 in the aggregate after the Closing Date or $15,000,000 in any calendar year and (ii) at all times during the period of 30 consecutive days immediately preceding the making of such Investment and for a period of 30 consecutive days immediately after giving effect thereto, the Borrowers shall have Excess Availability of not less than $5,000,000;

               (g)  Investments by a Borrower in any other
Borrower;

               (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section
9.5.2 hereof;

               (i)  Investments made in connection with
Distributions permitted under Section 9.4 hereof;

               (j) Investments in a Subsidiary of a Borrower, including, without limitation, Terex Credit Corporation, formed primarily for the purpose of financing purchases and leases of inventory manufactured by the Borrowers of up to an aggregate amount so invested, in cash and/or in property, other than Collateral, having an aggregate fair market value, not to exceed $3,000,000 so invested on or after the date hereof in cash or in such property by all Borrowers on a combined basis;

               (k)  Investments in connection with the
acquisition of new Subsidiaries to the extent (including amounts) permitted by Section 9.5.1(b) hereof;

               (l) Investments after the Closing Date by a Borrower in common stock or Permitted Preferred Stock of such Borrower or which do not require any cash or, except as otherwise permitted hereunder, property to be transferred from such Borrower; and

               (m) Investments  (in addition to Investments  permitted in clause
(a) through (l) hereof) in an aggregate amount not to exceed $5,000,000 outstanding at any time.

         Section 9.4 Distributions. None of the Borrowers will make any Distributions, provided that (a) a Borrower may make a Distribution to any other Borrower, and (b) the Borrowers may make Distributions (including, without limitation, redemptions or repurchases) in respect of the Preferred Stock subject to Section 9.13 hereof, provided, that no Event of Default has occurred and is continuing or would result from any such Distribution.
         Section 9.5 Merger, Consolidation and Disposition of
Assets.

               Section 9.5.1 Mergers and Acquisitions. None of the Borrowers will become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except for (a) the merger or consolidation of one or more Borrowers with and into another Borrower or a holding company with no assets or liabilities other than the Equity Securities of a Borrower and the liabilities associated therewith, provided that the Borrower is the surviving corporation in any such merger or consolidation or (b) asset and stock acquisitions, provided that (i) the sum of
(A) the aggregate Investment or other outlay of funds, assumption of Indebtedness or other consideration paid for all such asset and stock acquisitions (other than in common stock or Permitted Preferred Stock of a Borrower) by the Borrowers, plus (B) the aggregate amount of Investments made by the Borrowers pursuant to Section 9.3(f) hereof, does not exceed $25,000,000 in the aggregate after the Closing Date or $15,000,000 in any calendar year and
(ii) at all times during the period of 30 consecutive days immediately preceding the making of such acquisition and for a period of 30 consecutive days immediately after such acquisition, the Borrowers shall have Excess Availability of not less than $5,000,000.

               Section 9.5.2 Disposition of Assets. None of the Borrowers will become a party to or agree to or effect any disposition of assets, other than:

                     (a)  the disposition of assets in the
ordinary course of business, consistent with past practices and

                     (b)  the sale of assets (other than
Collateral) on an arms'-length basis provided that (i) no Event of Default shall have occurred and be continuing or shall result from such sale, (ii) the aggregate amount of gross cash proceeds received by the Borrowers from all such sales after the Closing Date does not exceed $15,000,000, and (iii) the Borrowers deliver to the Agent, on the date of any such sale, a certificate with respect to the matters set forth in clauses (i) and (ii) of this Section 9.5.2(b).

         Section 9.6 Compliance with Environmental Laws. None of the Borrowers will or permit any of its Subsidiaries to (a) use any of its Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in compliance with all environmental laws, (b) cause or permit to be located on any of its Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with all environmental laws, (c) generate any Hazardous Substances on any of its Real Estate except in compliance with all environmental laws, (d) conduct any activity at any of its Real Estate or use any of its Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into such Real Estate or (e) otherwise conduct any activity at any of its Real Estate or use any of its Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law; except where any of the foregoing would not have a material adverse effect on the Borrowers' business, assets or financial condition on a consolidated basis or the rights of the agent and the Banks in or to any of the Collateral.

         Section 9.7 Employee Benefit Plans.  None of the
Borrowers nor any ERISA Affiliate will:

               (a) engage in any "prohibited  transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any of the Borrowers; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               erp fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Borrowers pursuant to Section 302(f) or Section 4068 of ERISA; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         Section 9.8 Bank Accounts. None of the Borrowers will (a) establish any bank accounts other than those listed on Schedule 7.20 attached hereto without the Agent's prior written consent, (b) violate directly or indirectly any Agency Agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account or the Lock Box Agreement or (c) deposit into any of the payroll accounts listed on Schedule 7.20 attached hereto any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

         9.9 Business Activities. None of the Borrowers will or will permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the business of the manufacture, distribution and/or sale of capital equipment and replacement parts and businesses incidental or related thereto.

         Section 9.10 Change of Chief Executive Office or Corporate Name. None of the Borrowers will change its chief executive office, federal employer identification number or its corporate name, unless it shall have (a) given the Banks at least 30 days' advance written notice of such change, and (b) filed in all necessary jurisdictions such UCC-3 financing statements or other documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Agent pursuant to the Security Documents.

         Section 9.11 Fiscal Year. Neither Terex nor any of its Subsidiaries will change the date of the end of its fiscal year from that set forth in
Section 7.23 hereof.

         Section 9.12 Transactions with Affiliates. Except as otherwise expressly permitted by the terms hereof, none of the Borrowers will (a) engage in any transaction with any Affiliate on terms more favorable to such Affiliate than would have been obtainable on an arms'-length basis, considered from the perspective of such Borrower, or (b) pay, or enter into any agreement requiring such Borrower to pay, salary or bonus or other compensation payments to any officer or management employee of such Borrower or holder of any title or office, in an amount in excess of reasonable compensation paid for similar services by similar businesses similarly situated, provided however, that the following transactions are permitted: (i) transactions between Borrowers or transactions otherwise permitted under Section Section 9.1 or 9.3 hereof, (ii) employment agreements entered into by any of the Borrowers in the ordinary course of business with the approval of such Borrower's Board of Directors,
(iii) good faith bona fide purchases and sales of Inventory and services made in the ordinary course of business consistent with past practice between any Borrower and any other Borrower or any Unrestricted Subsidiary and (iv) reasonable directors' fees for members of the Board of Directors of Terex.

         Section 9.13 Note Indenture; Preferred Stock. Terex will not (a) (i) amend, modify, alter or change any of the material terms of the Senior Secured Notes, the Note Indenture or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, any terms thereof relating to payments, redemptions or amortization, financial covenants, defaults, or any collateral therefor, except to the extent that such amendments, modifications, alterations or changes shall make any such terms no less favorable to the Borrowers in the reasonable determination of the Agent or
(ii) amend, modify, alter or change any of the material terms of any of the Preferred Stock except to the extent that such amendments, modifications, alterations or changes shall make any such terms no less favorable to the Borrowers in the reasonable determination of the Agent, or (b) give any notice of optional redemption or defeasance or optional prepayment or offer to repurchase, or make, either directly or indirectly, any payment of principal of or interest on or in redemption, defeasance, retirement or repurchase of any of the Senior Secured Notes or Preferred Stock, except for (i) the regularly scheduled payments of principal and interest or in connection with a mandatory redemption required by the terms of such instruments or the Note Indenture or the Preferred Stock, and (ii) the optional redemption or repurchase of all or any of the Senior Notes or the Preferred Stock provided that each of the following conditions are satisfied:

              (a) no Event of Default shall have occurred and be continuing at the time of the redemption or repurchase of such Senior Secured Notes or Preferred Stock and no Event of Default will exist after giving effect to the redemption or repurchase of such Senior Secured Notes or Preferred Stock, as applicable;

              (b) the Excess Availability is not less than the Required Excess Availability Amount immediately prior to and immediately subsequent to (on a pro forma basis) the redemption or repurchase of such Senior Secured Notes or Preferred Stock;

              (c) either (i) the Borrowers have, on or before the date of such redemption or repurchase, received Net Proceeds from the issuance of Equity Securities and such redemption or repurchase, as applicable, is, subject to the provisions of Section 2.3.1(c) hereof, made with such Net Proceeds or (ii) the Supplemental Liquidity Basket, on or before the date of such redemption or repurchase has been reduced to $0.00;

              (d) the Borrowers have, on or before the date of such redemption or repurchase, delivered to the Agent pro forma financial statements of Terex and its Subsidiaries which reflect compliance by the Borrowers with the financial covenants set forth in Section 10 hereof for a period of one year; and

              (e) Terex shall have delivered to the Agent no later than fifteen Business Days after giving notice of the redemption or repurchase of such Senior Secured Notes or Preferred Stock (but prior to such redemption or repurchase), a certificate signed by an authorized officer of Terex and evidence satisfactory to the Agent showing compliance with the provisions of clauses (A) through (D) hereof.

     Section 10 FINANCIAL COVENANTS OF THE BORROWERS. Each of the Borrowers jointly and severally covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         Section 10.1 Cash Flow Coverage Ratio. The Borrowers will not permit the ratio of (a) the Consolidated Cash Flow of Terex and its Subsidiaries as measured as at the end of each fiscal quarter of Terex for the period of the four immediately preceding fiscal quarters, minus the aggregate amount of Capital Expenditures made by Terex and its Subsidiaries during such period, minus the aggregate amount of income tax expense of Terex and its Subsidiaries during such period to (b) the sum of the Consolidated Interest Expense of Terex and its Subsidiaries for such period, plus the Total Financial Obligations of Terex and its Subsidiaries for such period, to be less than 1.00 to 1.00.

         Section 10.2 Capital Expenditures. Terex and its Subsidiaries will not make Consolidated Capital Expenditures in any fiscal year that exceed, in the aggregate, $15,000,000 for such fiscal year.

     Section 11 CLOSING CONDITIONS. The obligations of the Banks to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to May 12, 1997:

         Section 11.1 Loan Documents; Acquisition Documents. (a) Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

              (b) Each of the Acquisition Documents shall have been executed and delivered by the respective parties thereto and be in full force and effect. The Agent shall have received certified copies of the Acquisition Documents.

         Section 11.2 Certified Copies of Charter Documents. Each of the Banks shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         Section 11.3 Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to each of the Banks.

         Section 11.4 Incumbency Certificates. Each of the Banks shall have received from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Borrower, each of the Loan Documents; (b) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         Section 11.5 Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first priority (except for Permitted Liens) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions reasonably necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Agent.

         Section 11.6 Perfection Certificates and UCC Search Results. The Agent shall have received from each of the Borrowers a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Agent.

         Section 11.7  Certificates of Insurance.  The Agent shall have received
(a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         Section 11.8 Agency Agreements. The Agent shall have received an Agency Agreement, in form and substance satisfactory to the Agent, from each bank at which any Borrower maintains depository accounts (including bank agency or lock box agreements) concerning the Agent's interest for the benefit of the Banks and the Agent in such accounts.

         Section 11.9 Borrowing Base Reports. The Agent shall have received from the Borrowers Borrowing Base Reports evidencing Borrowing Base A as at March 28, 1997 and Borrowing Base B as at the last day of the calendar month immediately preceding the Closing Date.

         Section 11.nt Certain Reports. (a) The Agent shall have received from the Borrowers the most recent Accounts Receivable aging report of the Borrowers dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrowers shall have notified the Agent in writing on the Closing Date of any material adverse deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

              (b) The Agent shall have also received from the Borrowers an accounts payable report reflecting each account payable of the Borrowers in excess of $500,000 as of March 28, 1997.

              (c) The Agent shall have received from a due diligence report on the Borrowers from Price Waterhouse LLP and such report shall be satisfactory to the Agent in all respects.

         Section 11.11  Financial Condition; Solvency
Certificate.

              (a) The Banks shall have received the financial statements referred to in Section 7.4.1 hereof, and the Banks shall be satisfied (in the exercise of their reasonable judgments) that such financial statements fairly present the business and financial condition of Terex and its Subsidiaries. The capitalization of the Borrowers on the Closing Date shall be reasonably satisfactory to the Agent in all respects.

              (b) Each of the Banks shall have received an officer's certificate of the Borrowers dated as of the Closing Date as to the solvency of each of the Borrowers following the consummation of the Acquisition and the transactions contemplated herein and in form and substance reasonably satisfactory to the Banks.

         Section 11.12 Opinions of Counsel. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

              (a)  Marvin B. Rosenberg, Esq., general counsel of
Terex, in the form of the opinion set forth on Schedule 11.12 attached hereto;

              (b) Robinson, Silverman, Pearce, Aronsohn & Berman LLP, special counsel to the Borrowers in the form of the opinion set forth on Schedule 11.12 attached hereto; and

              (c) Barly, Snyder, Senft & Cohen LLP; Norton Hubbard Ruzicka & Kreamer L.C.; Foley & Lardner; and Batron, Wiles & Rylance LLP, each special local counsel to the Borrowers in the forms of the opinions set forth on Schedules 11.12 attached hereto.

         Section 11.13 Payment of Fees. The Borrowers shall have paid to the Agent the closing fee and Agent's Fee pursuant to Section Section 5.1 and 5.2 hereof.

         Section 11.14 Payoff Letter. The Agent shall have received a payoff letter from the Existing Lenders, indicating the amount of the obligations of the Borrowers to the Existing Lenders under the Congress Agreement and an acknowledgment by the Existing Lenders that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all security interests granted by the Borrowers in respect of their obligations under the Congress Agreement.

         Section 11.15 Loan Request; Disbursement Instructions. The Borrowers shall have delivered to the Agent a Loan Request with respect to the Loans requested to be made on the Closing Date. The Agent shall have received disbursement instructions from the Borrowers, indicating that a portion of the proceeds of the Loans, in an amount equal to the aggregate obligations of the Borrowers outstanding under the Congress Agreement, are paid to the Existing Lenders.

         Section 11.16 Closing Certificate. The Agent shall have received a closing certificate from the Borrowers dated as of the Closing Date, in form and substance reasonably satisfactory to the Banks.

         Section 11.17 Closing of Acquisition. The Acquisition shall have been duly consummated on or before the Closing Date in all material respects in accordance with the Acquisition Documents. After giving effect thereto, Terex shall own, directly or indirectly, all of the outstanding shares of capital stock of the Companies (as defined in the Acquisition Documents), free and clear of all security interests, liens and encumbrances. The purchase price of the capital stock acquired pursuant to the Acquisition and all expenditures and transactions costs associated with the Acquisition shall not exceed $100,000,000 in the aggregate, exclusive of post-closing price adjustments.

         Section 11.18 Commercial Finance Exam and Appraisal. The Agent shall have received a commercial finance examination of the Borrowers' Accounts Receivable and Inventory and such commercial finance examination shall be reasonably satisfactory to the Agent in all respects. The Agent shall also have received an orderly liquidation value appraisal of the Inventory and such appraisal shall be reasonably satisfactory to the Agent in all respects.

         Section 11.19 Excess Availability. On the Closing Date, after giving effect to the Loans to be made to, and the Letters of Credit to be issued on the account of, the Borrowers on the Closing Date, the Excess Availability shall not be less than $25,000,000.

     Section 12 CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Loan and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         Section 12.1 Representations True; No Event of Default. Each of the representations and warranties of each of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of (a) changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and (b) changes occurring in the ordinary course of business that do not have a material adverse effect on the assets, business, or financial condition of the Borrowers on a consolidated basis or the rights of the Agent and the Banks in or to any of the Collateral, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         Section 12.2 No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         Section 12.3 Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 12.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         Section 12.5 Borrowing Base Reports. The Agent shall have received the most recent Borrowing Base Reports required to be delivered to the Agent in accordance with Section 8.4(f) and Section 8.4(h) hereof and, if requested by the Agent, a Borrowing Base Report with respect to Borrowing Base A dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

     Section 13   EVENTS OF DEFAULT; ACCELERATION; ETC.

         Section 13.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

              (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

              (b) the Borrowers shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's Fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for two (2) Business Days;

              (c) any of the Borrowers shall fail to comply with any of its covenants contained in Section 8, 9 or 10 hereof (other than those specified elsewhere in this Section 13.1);

              (d) the Borrowers shall fail to comply with any of their covenants contained in Section Section 8.7, 8.8 or 8.14 hereof and such failure shall continue for ten (10) Business Days;

              (e) the Borrowers shall fail to comply with any of their covenants contained in the second sentence of Section 8.6, Section Section 8.5, 8.9 (other than 8.9.1), 8.10, 8.11, 8.15, 9.6, 9.7, 9.9 or 9.12 hereof and such failure shall continue for fifteen (15) Business Days;

              (f) any of the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) Business Days after written notice of such failure has been given to the Borrowers by the Agent;

              (g) any representation or warranty of any of the Borrowers in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

              (h) (i) any  Borrower or any  Unrestricted  Subsidiary  (whether a
Material Subsidiary or an Immaterial Subsidiary) whose Indebtedness is guaranteed by a Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess of $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess of $5,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or (ii) any Material Subsidiary whose Indebtedness is not guaranteed by a Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess of $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess of $5,000,000 and the holder or holders thereof or of any obligations issued thereunder have accelerated the maturity thereof;

              (i) any Borrower or any Material Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower or any Material Subsidiary and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

              (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any Material Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

              (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, whether or not consecutive, any final judgment against any Borrower or any Material Subsidiary that, with other outstanding final judgments, undischarged, against any Borrower and the Material Subsidiaries exceeds in the aggregate $5,000,000;

              (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

              (m) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrowers to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and such event in the circumstances occurring reasonably likely to constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

              (n) any Borrower or any Material Subsidiary shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than forty-five (45) days;

              (o) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Material Subsidiary if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of such Person;

              (p) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any Material Subsidiary if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of such Person;

              (q) any Borrower or any Material Subsidiary shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any Borrower or any Material Subsidiary, a punishment for which in any such case could include the forfeiture of any assets of a Borrower included in either of the Borrowing Bases or any assets of such Person not included in either of the Borrowing Bases but having a fair market value in excess of $3,000,000;

              (r) Terex shall at any time, legally or beneficially, directly or indirectly, own less than 100% of the Voting Stock of each of the other Borrowers (other than PPM Cranes, Inc.), or less than 90% of the Voting Stock of PPM Cranes, Inc., in each case, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital stock of any such Person;

              (s) there shall occur (i) the sale, assignment, lease, transfer or conveyance (in one transaction or a series of transactions) of all or substantially all of Terex's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of Terex or the adoption of a plan by the stockholders of Terex relating to the dissolution or liquidation of Terex, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of a direct or indirect majority in interest (more than 50%) of the Voting Stock of Terex by way of purchase, merger or consolidation or otherwise, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Terex (which includes any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Terex was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Terex; or

              (t) Terex or its Subsidiaries shall have incurred, by assessment, settlement or in a judgment of the United States Tax Court (regardless of whether such judgment may then be appealed) any liability for federal income taxes which result in an expenditure of cash of not more than $15,000,000 in excess of the amounts shown as owed on Terex and it Subsidiaries previously filed federal income tax returns, taking into account any interest or penalties assessed or assessable therewith and any net operating losses or tax credits which are then available and are used to reduce the amounts of such liability;

         then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in Section Section 13.1(i), 13.1(j) or 13.1(l) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         Section 13.2 Termination of Commitments. If any one or more of the Events of Default specified in Section 13.1(i), Section 13.1(j) or Section 13.1(l) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations.

         Section 13.3 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1 hereof, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         Section 13.4 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application:

              (a) first, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

              (b) second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 5.2 hereof and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

              (c) third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

              (d) fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

     Section 14 SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of a Borrower to such Bank, other than Indebtedness evidenced by the Note held by such Bank or constituting
Reimbursement  Obligations  owed to such  Bank,  such  amount  shall be  applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Note held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from any of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by, or constituting
Reimbursement Obligations owed to, such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Note held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     Section 15 THE AGENT.

         Section 15.1 Authorization. (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

              (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

              (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a
"representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         Section 15.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         Section 15.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct, gross negligence or fraud.

         Section 15.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any of the Borrowers. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any of the Borrowers. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         Section 15.5   Payments.

              Section 15.5.1 Payments to Agent. A payment by any of the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

              Section 15.5.2 Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

              Section 15.5.3 Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 14 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 15.6 Holders of Notes. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         Section 15.7 Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent and BancBoston Securities Inc. from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Person has not been reimbursed by the Borrowers as required by Section 16 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Person's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Person's willful misconduct or gross negligence.

         Section 15.8 Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

         Section 15.9 Resignation. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 15.10 Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         Section 15.11 Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section 16 EXPENSES. Each of the Borrowers jointly and severally agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder and the termination hereof, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal charges and commercial examination expenses, and all reasonable fees, expenses and disbursements incurred by BancBoston Securities Inc. in connection with the syndication of FNBB's Commitment hereunder, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with any of the Borrowers and (g) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or recordings. The covenants of this
Section 16 shall survive payment or satisfaction of all other Obligations.

     Section 17 INDEMNIFICATION. Each of the Borrowers jointly and severally agrees to indemnify and hold harmless the Agent, BancBoston Securities Inc. and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby (unless to the extent that any of the foregoing results solely from the gross negligence, willful misconduct or fraud of the indemnified party) including, without limitation, (a) any actual or proposed use by any of the Borrowers of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any of the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents, or (d) with respect to Terex and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks, BancBoston Securities Inc., and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 17 are unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

     Section 18 SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of any of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower hereunder.

     Section 19   ASSIGNMENT AND PARTICIPATION.

         Section 19.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrowers shall have given their prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount not less than $10,000,000 or, if less, the assigning Bank's Commitment Amount and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3 hereof, be released from its obligations under this Credit Agreement.

         Section 19.2 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

              (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest;

              (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

              (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section Section 7.4 and 8.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

              (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

              (e) such assignee represents and warrants that it is an Eligible Assignee;

              (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

              (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

              (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

              (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         Section 19.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500, which fee shall not be one as to which the Borrowers are responsible to reimburse the Banks pursuant to this Credit Agreement.

         Section 19.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice and delivery of new Notes to the Borrowers for execution, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within ten (10) Business Days of issuance of any new Notes pursuant to this Section 19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance reasonably satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

         Section 19.5 Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $10,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment Amount of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         Section 19.6 Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         Section each Assignee or Participant Affiliated with the Borrowers. If any assignee Bank is an Affiliate of any of the Borrowers then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section Section 13.1 or
13.2 hereof, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of any Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section Section 13.1 or 13.2 hereof to the extent that such participation is beneficially owned by a Borrower or any Affiliate of any Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         Section 19.8 Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 hereof with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If the Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Banks, appoint another Bank to act as the Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         Section 19.9 Assignment by Borrowers. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

         Section 19.10 FNBB Syndication. The Borrowers shall provide all information reasonably requested by BancBoston Securities Inc., in form and substance reasonably satisfactory to BancBoston Securities Inc., to complete the syndication of FNBB's Commitment Amount, including, without limitation, all information that is reasonably available and all projections prepared by or on behalf of the Borrowers relating to the transactions contemplated hereby. The Borrowers and their respective directors, officers, employees and agents shall, at the reasonable request of BancBoston Securities Inc., meet with potential lenders and provide such additional information as such persons might reasonably request.

     Section 20 NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or any of the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

              (a)  if to the Borrowers, at Terex Corporation, 500
Post Road East, Westport, Connecticut  06880, Attention:
President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

              (b)  if to the Agent, at 100 Federal Street,
Boston, Massachusetts 02110, Attention: Mr. Brent Shay, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

              (c) if to any Bank,  at such Bank's  address set forth on Schedule
1.1 attached hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     Section 21 GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN
Section 20 HEREOF. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     Section 22 HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 23 COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 24 ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26 hereof.

     Section 25 WAIVER OF JURY TRIAL. Each of the Borrowers, the Banks and the Agent hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     Section 26 CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, no such amendment, modification, waiver shall:

         (a) change the rate of interest on the Notes (other than interest accruing pursuant to Section 5.11.2 hereof following the effective date of any waiver by the Majority Banks of the Event of Default relating thereto), the term of the Notes, the Commitment Amounts of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder without the written consent of the Borrowers and the written consent of each Bank affected thereby;

         (b) change the definition of Majority Banks or Borrowing Base B or this
Section 26 or, except pursuant to Section Section 2.11 and 8.14 hereof, increase the advance rates set forth in the definition of Borrowing Base A, without the written consent of the Borrowers and all of the Banks; or

         (c) change the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account or Section 15 hereof without the written consent of the Borrowers and the Agent.

     No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

     Section 27 SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                TEREX CORPORATION



                         ----------------------------------------
                         By:
                         Title:


                                PPM CRANES, INC.



                         ----------------------------------------
                         By:
                         Title:


                              KOEHRING CRANES, INC.



                         ----------------------------------------
                         By:
                         Title:


                               SIMON-TELELECT INC.



                         ----------------------------------------
                         By:
                         Title:


                               SIMON AERIALS INC.



                         ----------------------------------------
                         By:
                         Title:


                              SIMON ATLANTICO, INC.



                         ----------------------------------------
                         By:
                         Title:


                              SIMON WEST COAST INC.



                         ----------------------------------------
                         By:
                         Title:


                         SIMON AVIATION GROUND EQUIPMENT INC.



                         ----------------------------------------
                         By:
                         Title:


                              SIMON-RO CORPORATION



                         ----------------------------------------
                         By:
                         Title:


                         THE FIRST NATIONAL BANK OF BOSTON,
                          individually and as Agent



                         ----------------------------------------
                         By:
                         Title: